                                                                   Exhibit 10.39

                       MASTER TECHNOLOGY LICENSE AGREEMENT

                                     between

                              OKI DATA CORPORATION

                                       and

                     PEERLESS SYSTEMS IMAGING PRODUCTS, INC.

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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                       MASTER TECHNOLOGY LICENSE AGREEMENT
                             DATED OCTOBER 15, 1999

     This Master Technology License Agreement including Attachment #1 hereto ("this Agreement" or "MTLA") is entered into as of October 15, 1999 (the "Effective Date"), by and between Oki Data Corporation, a Japanese corporation, having its principal office at 4-11-22, Shibaura, Minato-ku, Tokyo 108-8551, Japan ("OKI" as defined in Paragraph 1.16 below) and Peerless Systems Imaging Products, Inc., a Washington corporation, with offices at 20415 72nd Ave. S., Suite 400, Kent WA 98032 USA ("PSIP"), which was formerly named HDE, Inc. ("HDE") and, with corporate personality unchanged, acquired by and became a wholly owned subsidiary of Peerless Systems Corporation, a Delaware corporation, 2381 Rosecrans Avenue, El Segundo, CA 90245 USA ("PEERLESS").

The Terms and Conditions of the MTLA consists of the following:

        Attachment #1                   Additional Terms And Conditions
                                        Regarding The Licensing Of PSIP
                                        Intellectual Property ("PSIP API") Which
                                        Contain Adobe Systems Inc. Source Code.

        Annex 1 to Attachment #1        MINIMUM TERMS OF END USER AGREEMENTS
        Exhibit A To Attachment #1      SECURE PROCEDURES FOR HANDLING ADOBE
                                        SUPPORT INFORMATION
        Exhibit B To Attachment #1      EXTENDED ROMAN FONT PROGRAM SET
        Exhibit B- 1 To Attachment #1   NON-ROMAN FONT PROGRAMS
        Exhibit C To Attachment #1      Use Of Adobe Trademarks

The terms and conditions of this Agreement, the Attachment #1 including Exhibits A, B, B-1 and C thereto and those contained in one or more License Product Addenda and Licensed System Addenda hereto ("LPA" and "LSA"), which are incorporated herein by reference, shall constitute the licensing agreement for the Licensed Product(s) (as hereinafter defined) specified in the Licensed Product Addenda and Licensed System Addenda hereto.

This MTLA including the Attachment #1 including Exhibits thereto and Licensed Product Addenda and Licensed System Addenda hereto, as well as the Non-Disclosure Agreement between OKI and HDE which is presently in effect, constitute the exclusive statement of the agreement between PSIP and OKI concerning the subject matter hereof. All other prior agreements, .arrangements or understandings, oral or written, relating to Licensed Products specified in Licensed Product Addenda hereto are merged into and are superseded by the terms of this Agreement. Without limiting the foregoing, the pre-printed portions of a purchase order or any other document submitted by OKI in connection with an order for the Licensed Product(s) shall not add to or vary the terms of this Agreement.

THE TERMS AND CONDITIONS ON THE FOLLOWING PAGES ARE PART OF THIS AGREEMENT. BOTH PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY THE TERMS AND CONDITIONS CONTAINED HEREIN.

PEERLESS SYSTEMS IMAGING PRODUCTS, INC.           OKI DATA CORPORATION

By:    /s/ Gordon Hanson                          By:   /s/ Masahiro Kawai
  ----------------------------------------           ---------------------------
Name:  Gordon Hanson                              Name:  Masahiro Kawai
Title: V.P & General Manager                      Title: President & C.E.O.
Date:  June 28, 2000                              Date:  June 28, 2000

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                                  Page 1 of 41

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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                              TERMS AND CONDITIONS

1.       Definitions

1.1 Attachment #1. "Attachment #1" includes the Exhibits attached thereto and sets out collateral minimum terms and conditions that OKI is obligated to accept pursuant to the Licenses granted hereunder.

1.2 Affiliates means entities that control, are controlled by, or are under common control with a party to this Agreement. Notwithstanding and without limiting the generality of the foregoing, Oki Systems (Thailand) Ltd., a Thai corporation, shall be deemed to be an Affiliate of OKI.

1.3 Authorized OKI Device. "Authorized OKI Device" means any device meeting the requirements described in each Licensed System Addendum hereto, provided that such device is both (i) designed and manufactured by OKI or designed by OKI and manufactured by a third party for OKI's account pursuant to such design and (ii) sold, distributed or otherwise marketed to End Users under OKI's name and trademark or the name and trademark of any customer of OKI including OEM Remarketer Customer of OKI other than the name or trademark of a Manufacturing Licensee or affiliate or related party of a Manufacturing Licensee.

1.4 Confidential Information. "Confidential Information" means any (i) written material that the disclosing party labels, stamps or otherwise designates as confidential, (ii) oral communication that the disclosing party designates as confidential at the time that it is made and for which the disclosing party provides written notice to the receiving party within thirty (30) days thereafter stating that such information is confidential, (iii) the terms of this Agreement, and (iv) copies of any of the foregoing. Notwithstanding anything to the contrary contained in this Agreement, "Confidential Information" shall not include information that the receiving party can document was (i) in the public domain at the time of disclosure, or which enters the public domain other than as a result of the fault or negligence of the receiving party, (ii) already known to the receiving party at the time of first disclosure hereunder without obligation of confidentiality, (iii) rightfully obtained by the receiving party from a third party without obligations of confidentiality, (iv) lawfully developed by the receiving party independently of and without direct or indirect reference to or use of any Confidential Information disclosed to it hereunder, or (v) disclosed pursuant to the requirement of a governmental agency or any law requiring disclosure of the Confidential Information.

1.5 Current Release. "Current Release" means, with respect to any Licensed Product, the version thereof specified in each Licensed Product Addendum hereto.

1.6 Customers means, collectively, OEM Remarketer Customer, Oki's distributors, OKI's End Users, and OKI's other direct and indirect customers of Authorized OKI Device.

1.7 Derivative Work. "Derivative Work" means (i) for copyrightable or copyrighted material and new material that is based upon one or more preexisting works, such as a revision, modification, translation, abridgment, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted; and (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such existing trade secret material, including new material which may be protected or protectable by copyright, patent and/or trade secret, and that, if prepared without authorization of the owner of the copyright, patent and trade secret in such preexisting work, would constitute an infringement. For purposes hereof, a Derivative Work refers to Licensed Products as defined herein and shall also include any compilation that incorporates such a preexisting work.

1.8 End User. "End User" means a person or entity that acquires a Machine Executable Copy in any form or media for its ordinary business or personal purposes, but not for redistribution, resale, license or other transfer.

1.9 General Availability. "General Availability" ("GA") means the time when an Authorized OKI Device is available for shipment from OKI to all customers. GA shall not include sample shipments in non-production quantities for evaluation purposes only.

1.10 License. "License" means the rights granted to OKI pursuant to Sections 2 and 3 hereof and as maybe amended and extended in each of the LSA and LPA agreed to between the parties

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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1.11 Host Software. "Host Software" means the computer programs which run on a host computer system, as delivered by PSIP to OKI as the Licensed Product or as revised by OKI from the Licensed Products for use with Authorized OKI Device.

1.12 Licensed Product. "Licensed Product" means computer programs, files and related documentation as identified herein or in a Licensed Product Addendum to this MTLA which shall be separately agreed upon between PSIP and OKI., including, without limitation, any of the computer programs utilizing the PSIP Technology, the PSIP documentation thereto and other PSIP provided technology, and Adobe Information, as identified in each Licensed Product Addendum hereto.

1.13 Licensed Product Addendum ("LPA') Licensed Product Addendum means an addendum(da) to the MTLA between PSIP and OKI describing the Licensed Products that include PSIP-provided technology, and the Adobe Information, which PSIP intends to make available to OKI under license for use in designing and developing Authorized OKI Device.

1.14 Machine Executable Copy. "Machine Executable Copy" means an object code (machine executable) copy of any Current Release or Update Release licensed to OKI hereunder and any modification made thereto by OKI, as permitted under this Agreement, Licensed Product Addenda or Licensed System Addenda, including, but not limited to, Revised Object and Host Software.

1.15 Manufacturing Licensee. "Manufacturing Licensee" means a third party that manufactures Machine Executable Copies or Authorized OKI Devices under license from OKI.

1.16 OKI. "OKI" means Oki Data Corporation, a Japanese corporation, and any of its affiliates or subsidiaries listed in Exhibit A.

1.17 OKI Facility(ies). "OKI Facility(ies)" means the facility set forth in a Licensed Product Addendum and/or Licensed System Addendum to this Agreement which is deemed to be the authorized OKI Facility as of the date thereof. A OKI Facility can be either a "OKI Development Facility" or a "OKI Manufacturing Facility".

1.18 PSIP Material. "PSIP Material" means any Licensed Products, any material provided by PSIP to OKI including the Adobe Information, and any part or copy of any of the foregoing in any form or media.

1.19 PSIP Technology. "PSIP Technology" means any and all proprietary code, technology, inventions, works of authorship, know-how, algorithms, methods, processes, procedures, techniques, solutions, and any other type of technical information provided by PSIP and used to design, develop, test, manufacture or distribute the Authorized OKI Device, including without limitation, any and all technology embodied in the PSIP Material and Source Materials, excluding any OKI Technology.

1.20 Source Materials. "Source Materials" means any source code of any computer program and any related documentation or materials for the Licensed Products.

1.21 Third Party Manufacturing Facility. "Third Party Manufacturing Facility" means the facility set forth in a Licensed Product Addendum or Licensed System Addendum to this Agreement which is deemed to be the authorized Third Party Manufacturing Facility as of the date thereof.

1.22 Update Release. From time to time PSIP may (but shall not be obligated to) release new versions of Licensed Product(s) containing error corrections. Such new versions, if any, will be identified by changes to the version number of the Current Release. An "Update Release" means a version of any Licensed Product that is commercially released by PSIP for general distribution after the date hereof and that is designated by PSIP in its sole discretion by a version number (x.x.x) that differs from the version number of the Current Release only in the digit(s) to the right of the right-most decimal point (x.x.x). Update Releases shall include only error corrections and shall not include substantial or material enhancements or new features. All decisions regarding the creation and the timing of Update Releases shall be in PSIP' sole discretion.

1.23 OKI Technology. "OKI Technology" means any and all proprietary code, technology, inventions, works of authorship, know-how, algorithms, methods, processes, procedures, techniques, solutions, and any other type of technical information developed by OKI.

1.24 Adobe means Adobe Systems Inc., a Delaware corporation located in the state of California.

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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1.25 Adobe Certification Test Suite means the testing materials and procedures developed by Adobe to be used by PSIP and OKI to test Revised Object for conformity with the PostScript Language Specification and Adobe quality standards in connection with an Authorized OKI Device.

1.26 Adobe Development Tools means any Adobe-supplied development tool and utility software identified as Adobe Software Development Tools in a License Product Addendum, including any enhancements, modifications and localizations thereof provided by Adobe to PSIP and then by PSIP to OKI.

1.27 Adobe Header Files means the Adobe source code computer programs and files that provide definitions of the services available in Adobe PostScript libraries, as delivered by Adobe to PSIP and then delivered by PSIP to OKI and identified in a Licensed Product Addendum.

1.28 Adobe Host Software means any Adobe-supplied software delivered by PSIP to OKI and identified as Adobe Host Software in an LPA, including any enhancements, modifications and localizations (i.e., a version of the Adobe Host Software for which the dialog text strings and help files contained therein have been translated into a language other than English) thereof, provided by Adobe to PSIP and then by PSIP to OKI, that typically runs on a host computer system independently of the Adobe Software, but is used as part of or in conjunction with an Authorized OKI Device.

1.29 Adobe Information means the (a) Adobe Support Information, (b) Font Programs, (c) End User Documentation, and (d) any other information provided to PSIP by Adobe and then by PSIP to OKI and as so identified by PSIP in an LPA or materials release form.

1.30 Adobe Software means (a) the unmodified computer programs, in source and/or object code form, known collectively as Adobe's Level 3 PostScript interpreter software, as identified in a Licensed Product Addendum, (b) other software programs as identified in a Licensed Product Addendum as Adobe Software, and (c) any enhancements or modifications to any of the foregoing as provided by PSIP to OKI.

1.31 Adobe Support Information means any of the following information provided by Adobe to PSIP, and if and when provided by PSIP to OKI as designated in an applicable LPA during the term of this Agreement: (a) Adobe Software, Other Adobe Software or Adobe Host Software in source and/or object code form, (b) Adobe Header Files, (c) Adobe Certification Test Suite, (d) Adobe Development Tools, (e) documentation intended for use by OKI for development purposes, (f) information identified as Adobe Support Information in a Licensed Product Addendum, materials release form, and (g) enhancements or modifications related to any of the foregoing as provided by Adobe to PSIP and then by PSIP to OKI.

1.32 Adobe Trademarks means collectively the Adobe Trademarks and Typeface Trademarks. "Adobe Trademarks" means (a) the trademarks "Adobe(R)," "PostScript(R)," and "PostScript(R)3(TM)," (b) the respective stylistic marks and distinctive logotypes for such trademarks, and (c) other marks and logotypes as Adobe may from time to time designate during the course of this Agreement. "Typeface Trademarks" means the trademarks, if any, used by Adobe to identify the Typefaces. "Trademarks," as defined herein, do not include PEERLESS or PSIP trademarks.

1.33 Clone Product means a product with a page description language which interpretes commands defined in the PostScript Language Specification and is substantially compatible with the PostScript language.

1.34 PSIP API means intellectual property created by PSIP that includes or "glues to" (a) PSIP-supplied software and/or hardware, (b) only those components of Adobe Software and Adobe Header Files, (c) Font Programs provided by Adobe, and (d) may also include components of Other Adobe Software and/or Host Software. A PSIP API is not a "PSIP API" as defined herein if it does not include or "glue" to Adobe-supplied technology.

1.35 End User Documentation means the documentation for the Host Software that is intended for use by an End User.

1.36 Font Programs means the digitally encoded, machine readable outline programs for the Typefaces identified in EXHIBIT B ("Extended Roman Font Program Set"), EXHIBIT B-1 ("Non-Roman Font Programs"), or in an appendix hereto or materials release form, for which Adobe has sublicensing rights to allow PSIP to further sublicense such Typefaces to OKI.

1.37 Licensed System means an Authorized OKI Device.

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1.38  Licensed System Addendum ("LSA") means an Addendum to be added to the MTLA between PSIP and OKI covering each Licensed System and containing a description of the Licensed System and setting forth any licensing terms specific to each such Licensed System and including at a minimum the terms required by PSIP.

1.39 OEM Remarketer Customer means a third party with whom OKI has entered into a written agreement authorizing such third party to distribute a Licensed System under such third party's own trademark and/or incorporate as part of such third party's own product and under its own End User Agreement that includes terms substantially equivalent to those set forth in ANNEX 1 ("Minimum Terms of End User Agreements") to ATTACHMENT #1.

1.40 Other Adobe Software means any Adobe-supplied software identified as Other Adobe Software, including any enhancements or modifications supplied by Adobe to PSIP, that is typically included and distributed as part of the Revised Object for use with the Adobe Software.

1.41 PostScript Language Specification means the PostScript Language Reference Manual, second Edition, as printed in English by Addison-Wesley, current as of April 1991, or subsequent edition identified in the applicable Addendum, and the
Supplement: PostScript Language Reference Manual, For Version 3010 (or later supplement to the PostScript Language Reference Manual).

1.42 PostScript Printer Description ("PPD") File means a human readable, machine parseable file containing device-specific information as to how to invoke the features of a particular Licensed System, as described in the PostScript Printer Description File Specification available from Adobe and subject to change in Adobe's sole discretion.

1.43 Revised Object means the compiled, object code version of the Adobe Software and Other Adobe Software (if any) implementing Adobe PostScript interpreter software for Authorized OKI Device, as revised by PSIP and/or OKI for use in Authorized OKI Device pursuant to the licenses granted under this Agreement, Licensed Product Addenda and/or Licensed System Addenda.

1.44 Typeface means a human readable set of glyphs as may be specified by Adobe. Each weight or version of a single typeface design (such as Roman or Italic or in an expanded or condensed font) marketed by Adobe, as a separate typeface will be considered a separate Typeface.

2.       License by PSIP

2.1 Development License. PSIP hereby grants to OKI a non-exclusive, non-transferable license, during the term of this Agreement and subject to OKI's compliance with the terms of this Agreement and Licensed Product Addenda, solely at OKI Development Facilities;

2.1.1 to use, copy and modify, and have used, copied and modified by the Authorized Contractor(s) as defined in Exhibit A to Attachment #1 hereto or any other third party approved by PSIP for OKI, the Source Materials for the purpose of creating the Revised Object, or Host Software for use with future Authorized OKI Device or otherwise to use the Source Materials as specifically designated in the Licensed Product Addenda;

2.1.2 to use and copy, and have used, copied and modified by the Authorized Contractor(s) as defined in Exhibit A to Attachment #1 hereto or any other third party approved by PSIP the Machine Executable Copy of the Licensed Products for the purpose of creating the Revised Object or the Host Software for use with Authorized OKI Device; and, to translate the documentation delivered to OKI as the Licensed Products into any languages other than that used in such documentation, and to use and copy the documentation and any translation thereof. OKI shall have no right to sublicense any of such rights to a third party. When source code of the Licensed Products is delivered to OKI, additional copies of the source code may be reproduced by OKI, at no additional charge, only for back-up or archival purposes as specified in each LPA.

2.2 Reproduction and Distribution License.

Both parties agree to execute a Licensed System Addendum to this Agreement for commercial distribution by OKI of Machine Executable Copies of the Licensed Products, Revised Object and Host Software in an Authorized OKI Device.

2.2.1 Subject to the provisions of this Agreement as well as the payment of all applicable license fees for the term of such license, PSIP hereby grants OKI the worldwide, non-exclusive License right to reproduce and have reproduced by a third party Machine Executable Copies of the Licensed Products, Revised Object and Host Software and distribute such copies only as provided in Paragraph 2.2.2 or as stored: (i) on a silicon chip(s) or a hard disc drive(s) incorporated into an

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Authorized OKI Device, (ii) on magnetic or optical media licensed to End Users as part of a package including an Authorized OKI Device on or with which such copy operates, or (iii) on magnetic or optical media licensed to End Users in a form not suitable for use on or with any product other than an Authorized OKI Device, or (iv) to End Users via Internet or telecommunication channels, in a font not suitable for use on or any product other than an Authorized OKI Device, if such distribution is identified in a specific Licensed Product Addendum, (v) or any other way as specifically permitted in the applicable Licensed Product Addendum or Licensed Systems Addendum.

2.2.2 OKI may provide Machine Executable Copies of the Licensed Products, Revised Object and Host Software to any Manufacturing Licensee, provided that each Manufacturing Licensee executes a written agreement (a "Manufacturing License") providing that the Manufacturing Licensee may reproduce such Machine Executable Copies of the Licensed Products, Revised Object and Host Software at an authorized Third Party Manufacturing Facility only for delivery to OKI or for license to Customers on OKI's behalf, subject to all of the restrictions set forth in Paragraphs 2.2.1(i), (ii), (iii), (iv) or (v) above.

2.2.3 Any license to an End User of a Machine Executable Copy of the Licensed Products, Revised Objects and Host Software on magnetic or optical media shall be made under either a written license agreement executed by such End User or a document without signature spaces that conspicuously is designated as a "License Agreement" and that states that the End User will be bound thereby if he opens the package, uses the software or downloads or copies the Internet file (collectively, an "End User License"). OKI shall submit to PSIP for approval OKI's standard form of End User License before any Machine Executable Copies of the Licensed Products, Revised Objects and Host Software are licensed thereunder, which approval shall not be unreasonably withheld. OKI is not obligated to submit to PSIP for approval any End User Licenses made based upon the translation of any previously approved End User License; provided, however, that in the event such translated End User Licenses contain additional provisions added by OKI due to local requirements, OKI agrees to submit such translated End User License to PSIP for PSIP's approval. OKI shall not do or permit any decompilation, disassembly, or other reverse engineering of the Machine Executable Copies of the Licensed Products, Revised Objects and Host Software , and in addition, each End User License and each Manufacturing License shall stipulate that the End-User or Manufacturing Licensee shall not do or permit any copying or decompilation, disassembly or other reverse engineering of any Machine Executable Copy of the Licensed Products, Revised Objects and Host Software subject to any rights granted to a Manufacturing Licensee's rights to reproduce such Machine Executable Copies of the Licensed Products, Revised Objects and Host Software pursuant to Paragraph 2.2.2. and the right granted to End User to make one back-up copy pursuant to End User License.

2.2.4 In the event that OKI distributes, or causes to be distributed Authorized OKI Devices in localities in which there is common usage of either Chinese languages or Korean (Hangol), OKI may at is sole discretion include such language capabilities in such OKI Authorized Devices or distribute Roman character-only Authorized OKI Devices.

2.3 Limitations.

2.3.1 OKI shall not copy, distribute or modify, or authorize or allow any third party to copy, distribute or modify, any PSIP Material in any manner other than as expressly provided in this Agreement, Licensed Product Addenda or Licensed System Addenda. If PSIP provides Source Material to OKI pursuant to a Licensed Product Addendum, OKI shall store and use the Source Materials solely at the OKI Facility(ies) specified in each Licensed Product Addendum hereto. All object code licenses granted herein, if any, are non-exclusive unless specifically denominated otherwise.

2.3.2 Any licenses granted herein or in a Licensed Product Addendum or Licensed System Addendum are subject to the provisions of Attachment #1 as applicable.

2.3.3 Requirement for Completion of Adobe Quality Assurance Procedures by PSIP. It is agreed that the following procedures will be included as part of each License System Addendum. It is also agreed that the parties shall mutually agree on OKI's payment to PSIP for such services in each LSA or a separate agreement herefrom.

         a) Authorized OKI Device Test Procedures OKI will test any Revised Object (including any previously-certified Revised Object subsequently modified by OKI) or proposed Authorized OKI Device for conformity with the Adobe Certification-Test Suite in accordance with the following procedures, unless otherwise specified in the applicable LSA. OKI shall not begin First Commercial Shipment (hereinafter defined) of any Revised Object or proposed Authorized OKI Device prior to completion of certification coordination by PSIP pursuant

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              to the following procedures. If OKI modifies any
              previously-certified Revised Object, OKI shall retest the modified version in accordance with the following procedures. At such time the parties shall mutually determine whether a new LSA is required for such modified Revised Object.

         b) Test Plan. OKI shall notify the PSIP technical coordinator specified in each applicable LSA at least * prior to the earlier of i) OKI's first internal use of the Revised Object other than for development or testing, or ii) distribution of such Revised Object to a third party, except between OKI and its Affiliate or between Affiliates for resale (hereinafter the "First Commercial Shipment") of the intended date of either of such events. At such time, OKI shall provide initial versions of any applicable PPD Files, and any other checklists or specification information requested by PSIP. Based on such information PSIP shall, within * from the notification by OKI, create and provide OKI with a test plan specifying the testing to be performed by OKI to meet PSIP's certification criteria. If the Authorized OKI Device which contains the Revised Object is one of a family of products with substantially similar functionality and features, PSIP may choose to identify a subset of these Authorized OKI Devices on which to perform testing for conformance with the acceptance criteria.

         c) OKI Testing. Prior to submission of Revised Object or proposed Authorized OKI Device to PSIP for certification in accordance with the terms hereof, OKI shall test the Revised Object or proposed Authorized OKI Device for conformity with the Adobe Certification Test Suite in accordance with the test plan provided by PSIP. After successful completion of such testing, OKI shall provide PSIP with a comprehensive report of the test results, and, if requested by PSIP, a preproduction release of the Revised Object or proposed Authorized OKI Device that generated the test results. OKI shall supply PSIP with a declaration signed by an authorized representative of OKI certifying to the effect that it has run the Adobe Certification Test Suite in accordance with the test plan supplied by PSIP and that the results provided to PSIP for its review are accurate and complete.

         d) PSIP Testing and Adobe Certification. PSIP shall have * (*) business days or such other period as specified in the applicable Licensed System Addendum, following OKI's delivery of the test results and/or the Revised Object and/or proposed Authorized OKI Device to PSIP, to perform the following testing cycle (i) through
              (iii). (i) First, PSIP shall determine whether or not OKI's test results and/or the Revised Object and/or proposed Authorized OKI Device (a) conforms to the applicable Adobe Certification Test Suite and any other tests or procedures specified in the test plan, and (b) produces output meeting Adobe's quality standards, as reasonably determined by PSIP from time to time. In the event PSIP has run a full Quality Assurance testing cycle, OKI shall supply PSIP with all of the necessary equipment to be loaned by OKI as specified in the applicable Licensed System Addendum or as reasonably requested by PSIP (hereinafter the "Loaned Equipment"), maintenance services and consumables required by PSIP to conduct certification testing, including the Revised Object and any updated versions thereof in a timely manner as the updated versions become available. PSIP shall return all the Loaned Equipment upon completion of the process described in this Subsection (d). Alternatively, the parties agree that PSIP shall conduct such testing at OKI's site subject to OKI paying PSIP's reasonable fees and travel expenses resulting from such on-site testing. (ii) Second, PSIP shall recommend Adobe to certify the Revised Object or proposed Authorized OKI Device or if PSIP determines that the Revised Object or proposed Authorized OKI Device does not satisfy either of the above criteria (a) or (b), PSIP shall provide OKI with the report of review of OKI's test results or PSIP's own test results. (iii) Third, PSIP shall immediately deliver to OKI Adobe's certificate, or if Adobe performs testing and certification on its own of the PSIP recommended Revised Object or Authorized OKI Device and if, as a result of such testing by Adobe or the review of PSIP's recommendation, Adobe determines that the Revised Object or proposed Authorized OKI Device does not conform to the Adobe Certification Test Suite and any other tests or procedures specified in the test plan, or that the test output fails to meet Adobe's quality standards, PSIP shall provide OKI with an Adobe supplied report identifying the failure. Upon receipt by OKI of the report by PSIP identifying the failure as a result of (ii) or
              (iii) above, OKI shall use reasonable efforts to promptly correct any nonconformity and resubmit the Revised Object or proposed Authorized OKI Device for retesting. This process shall continue until Adobe certifies the Revised Object or proposed Authorized OKI Device.

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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         e)   Change of Adobe's Quality Standard In the event that any
              non-conformity of Authorized OKI Device is caused by any errors, bugs or defects of the Adobe Certification Test Suite, PSIP shall perform a further certification with a different version of the Adobe Certification Test Suite provided by Adobe and PSIP shall bear the fee for such certification to the extent agreed upon by the parties under a separate agreement herefrom.

         f) License by OKI During the term of this Agreement and subject to PSIP's compliance with the terms of this Agreement, OKI hereby grants to PSIP a license, non-exclusive and non-transferable (except only to Adobe), to use Revised Object created by OKI and any other materials incorporating OKI Technology, as delivered to PSIP by OKI, for the sole purpose of conducting the test required as a part of Adobe Quality Assurance Procedures set forth in
              Section 2.3.3.(Requirement for Completion of Adobe Quality Assurance Procedures by PSIP).

3.       Deliverables

3.1 Source Code. For any Licensed Product for which OKI shall receive Source Materials pursuant to a Licensed Product Addendum hereto and, subject to the limitations of Section 9 , PSIP shall transmit the deliverables specified in that Licensed Product Addendum pursuant to a schedule agreed upon therein and any Update Release thereof as of the date that PSIP determines in its sole discretion to commence general distribution of such Update Release.

3.2 Object Code. For any Licensed Product for which PSIP and OKI have executed a Licensed Product Addendum to this Agreement, PSIP shall provide the deliverables specified in that Licensed Product Addendum pursuant to a schedule agreed upon therein. Upon execution of a Licensed Product Addendum to this Agreement, PSIP shall transmit to the OKI Facility (ies) address indicated on a specific Licensed Product Addendum hereto (i) one (1) Machine Executable Copy and related standard documentation for each Current Release, and (ii) subject to the limitations of Paragraph 9.3, one (1) Machine Executable Copy of any Update Release as of the date that PSIP determines in its sole discretion to commence general distribution of such Update Release.

3.3 Delivery of the Licensed Products may initially be made to OKI via the world wide web; provided, however, that any such Licensed Products so delivered shall also be delivered to OKI in CD-ROM or any other media designated by OKI.

4.  Title to Technology, Ownership and Confidentiality

4.1 Title. As between PSIP and OKI, PSIP shall own all title and proprietary rights, including without limitation copyrights, patents and trade secret rights, in any Licensed Products and any part or copy thereof in any form or media.

4.2 Ownership. Ownership of the intellectual property that is the subject of this Agreement and Licensed Product Addenda thereto shall be, as between PSIP and OKI, as follows:

         A. All processes, Licensed Products (including documentation and source code), technology, trade secrets, know-how, and other technical information relating to the Licensed Products and any patents, trademarks, or other intellectual property pertaining to any of the foregoing or other works provided by PSIP are and shall remain the property of PSIP.

         B. PSIP shall own all title and proprietary rights, including without limitation copyrights, patents and trade secret rights, in the source code and/or object code of the Licensed Products that is provided to OKI hereunder. OKI receives no title or proprietary rights to the Licensed Products that are provided to it under this Agreement and Licensed Product Addendum and Licensed System Addendum. Modifications to Licensed Products made by OKI as permitted under this Agreement and Licensed Product Addenda thereto, shall be owned by PSIP and PSIP agrees to grant and herein grants to OKI the right and license to copy, modify, make, distribute and sell such Modifications to the same extent it is licensed to use the Licensed Products as set forth in this Agreement, Licensed Product Addenda and Licensed System Addenda. PROVIDED, HOWEVER, THAT, NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT, LICENSED PRODUCT ADDENDA, LICENSED SYSTEM ADDENDA OR ANY OTHER AGREEMENT, OKI SHALL NOT BE OBLIGATED TO INDEMNIFY PSIP FROM ANY CLAIM OR LIABILITY WHATSOEVER ARISING OUT OF OR IN RELATION TO THE USE, COPY, MODIFICATION, DISTRIBUTION, SALE, LICENSE OR ANY OTHER DISPOSITION OF SUCH MODIFICATIONS BY ANY PARTY OTHER THAN OKI AND THAT PSIP SHALL NOT USE, DISCLOSE, LICENSE, OR OTHERWISE DISPOSE OF THE PORTION OF SUCH MODIFICATIONS WHICH INCLUDES OKI'S CONFIDENTIAL INFORMATION TO ANY THIRD PARTY. Ownership rights in this Section 4 are subject to the licenses in this Agreement, Licensed Product Addenda and Licensed

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     System Addenda and rights not expressly granted to OKI under this Agreement and Licensed Product Addenda and Licensed System Addenda are reserved to PSIP.

         C. PSIP now owns and shall continue to own the underlying code of the Licensed Products, including but not limited to the schematics and database software used to implement the Licensed Products, the then previously existing underlying code of the Licensed Products which is used in Derivative Works and all proprietary rights and title including without limitation copyrights, patents and trade secret rights thereto.

         D. Unless otherwise expressly stated in this Agreement or any other separate agreements, OKI receives no title or proprietary rights to the Licensed Products that are provided to it under this Agreement or Licensed Product Addenda or Licensed System Addenda thereto.

4.3. Notwithstanding the foregoing provisions, OKI shall own all modifications (including localization) made by OKI, as permitted under this Agreement and Licensed Products Addenda thereto, to Adobe Software, Other Adobe Software and Adobe Host Software provided to OKI by PSIP as the Licensed Products, provided that any such modification shall be deemed to be Derivative Works based upon the underlying Licensed Product and shall be subject to all provisions of this Agreement, Attachment #1 or Licensed Product Addenda or Licensed System Addenda applicable to such underlying Licensed Products. For any modifications made by OKI to the Adobe Information which PSIP shall then supplies to Adobe in source code form and for any localizations created by OKI pursuant to the license hereunder, OKI shall be deemed to have granted to Adobe a perpetual, worldwide, royalty-free, fully paid-up license to use, modify, reproduce and distribute such source code, and any object code version thereof, and any localizations, and the right to sublicense all such licensed rights through multiple tiers of distribution WITHOUT ANY OBLIGATIONS OF OKI TO INDEMNIFY ADOBE FROM ANY CLAIM OR LIABILITY WHATSOEVER ARISING OUT OF OR IN RELATION TO THE USE, REPRODUCTION, MODIFICATION, SALE, LICENSE OR OTHER DISPOSITION OF SUCH MODIFICATIONS SUPPLIED BY OKI TO ADOBE THROUGH PSIP.

4.4 Obligations to Observe Confidentiality. Notwithstanding any other provision hereof and in compliance with the provisions of the Non-Disclosure Agreement between the parties and any other provisions in any other agreements between the parties regarding confidentiality, the receiving party shall (i) observe complete confidentiality with regard to the Confidential Information and shall protect it using at least the same degree of care it uses to protect its own proprietary and confidential information and materials of like importance, but in no event less care than a reasonably prudent business person would take in a like or similar situation; (ii) not disclose or permit any third person or entity access to the Confidential Information without disclosing party's prior written permission (except that such disclosure or access shall be permitted solely to employees of receiving party to the extent required to allow receiving party to utilize the Confidential Information as permitted hereunder); and (iii) ensure that receiving party's employees who receive or access to any Confidential Information are advised of the confidential and proprietary nature thereof and of their obligation to maintain its secrecy. Except for obligations and rights for any information in source code form, which shall remain in effect permanently, the obligations and rights under this Paragraph 4.4 shall survive any expiration or termination of the License or of this Agreement for any reason whatsoever including without limitation PSIP' or OKI's material breach hereof for a period of three (3) years after such expiration or termination

4.5 Protection of Code. OKI will do all things necessary to prevent unauthorized use of the source and object code to the Licensed Products and to preserve and protect PSIP proprietary rights therein. Without limiting the generality of the foregoing, unless otherwise provided in this Agreement or in Licensed Product Addenda or Licensed System Addenda, OKI will:

         (a) not sublicense, transfer, disclose or otherwise make available any Licensed Products object code other than to Customers or to employees of OKI and Authorized Contractor who need access to the same for the purpose specified herein;

         (b) except as specifically authorized in this Agreement or Licensed Product Addenda or Licensed System Addenda thereto, not sublicense, transfer, disclose or otherwise make available the source code of the Licensed Products to any person or entity other than employees of OKI and Authorized Contractor who need access to said code for the purposes specified herein, and who have first executed an agreement which precludes such person from disclosing such source code to any third party other than on behalf of OKI for the purposes specified herein; and,

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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         (c)      keep all Licensed Products secured, under access and use
              restrictions sufficient to prevent the unauthorized use, and otherwise use all reasonable efforts to prevent any unauthorized use.

5. Training. To the extent indicated in each Licensed Product Addendum hereto, PSIP shall, upon OKI's request, make training relating to the Licensed Products available at a mutually agreed time at a PEERLESS or PSIP facility. Except as may be otherwise agreed by the parties in writing, OKI shall pay for any training in addition to that provided for in each Licensed Product Addendum, at PSIP' then standard rates for time, materials and related charges.

6.       Payment

6.1 Generally. OKI shall pay PSIP in accordance with the rates, terms and conditions set forth in each Licensed Product Addendum or Licensed System Addendum hereto. OKI shall hold in confidence and not disclose such rates, terms and conditions. OKI will make all payments within * of receipt of PSIP's invoice. All payments are non-refundable, non-cancelable and non-transferable.

6.2 Late Payment. Without limiting any of PSIP's other rights or remedies under this Agreement, Licensed Product Addenda or Licensed System Addenda, if OKI shall at any time fail to pay within thirty (30) days from the date of receipt by OKI of the notice of non-payment of any amount owing under this Agreement, Licensed Product Addenda or Licensed System Addenda (a "Payment Default"), PSIP shall be entitled to cease performing any and all of its obligations under this Agreement, Licensed Product Addenda or Licensed System Addenda until such time as OKI cures such Payment Default by paying such past due amount and any late fees or other charges associated therewith. If PSIP is obligated under this Agreement, Licensed Product Addenda or Licensed System Addenda to perform any services as of any date after any Payment Default (a "Deadline"), such Deadline shall be extended by one (1) day for each day that the Payment Default remains uncured, including and up to the day that PSIP receives all amounts due under this Agreement, Licensed Product Addenda or Licensed System Addenda.

6.3 Taxes. In the event that OKI is required to withhold taxes imposed upon PSIP for any payment under this Agreement by virtue of any applicable statutes, laws, codes, or government regulations of Japan, then such payments will be made by OKI and deducted from OKI's payment obligations under this Agreement; provided, however, that OKI will obtain and furnish PSIP with official tax receipts for a credit against PSIP's U.S. tax liability.

7.       Term and Termination

7.1 Generally. The term of this Agreement shall commence upon the Effective Date hereof and shall continue for one (1) years thereafter. Subject to OKI's compliance with the terms of this MTLA, this Agreement shall automatically be renewed for successive one (1) year periods unless OKI notifies PSIP in writing of its intent to terminate this Agreement at least three (3) months prior to the scheduled expiration of this Agreement or any extension thereof. Notwithstanding the foregoing, this Agreement may be terminated prior to the scheduled expiration date under the provisions of Section 11 (Default). This Agreement may also be terminated by one party's written notice of termination to the other party when such other party becomes insolvent or a petition in bankruptcy or for corporate reorganization or for any similar relief is filed by or against such other party, or a receiver is appointed with respect to any of the assets of the other party or liquidation proceeding is commenced by or against the other party. OKI is entitled to cancel any of the Licensed Product Addenda by giving thirty (30) day written notice without affecting other license granted under any other Licensed System Addenda, Licensed Product Addenda or this Agreement. Nothing contained herein shall be deemed to extend the term of any warranty provided hereunder.

7.2 Duties Upon Termination. Except as otherwise set forth herein or in Licensed Product Addendum, Licensed System Addendum or any other agreement, upon termination of the MTLA or expiration of the term of the License ("Termination"), all of OKI's rights under the License shall be canceled immediately. Within thirty (30) business days after Termination, OKI shall, except to the extent provided in Paragraph 7.3, (i) return to PSIP or destroy all PSIP Material in the possession of OKI or any OKI Manufacturing Facility or at any OKI directed Third Party Manufacturing Facility, other than Machine Executable Copies of Licensed Products, Revised Object or Host Software previously shipped to Customers in accordance with Paragraph 2.2 for which OKI has or shall timely pay all amounts due hereunder, and (ii) provide to PSIP a statement executed by an authorized representative of OKI certifying that OKI has complied in all respects with the provisions of clause (i) of this sentence including its return or destruction of all of Adobe's proprietary information within thirty (30) days of termination, cancellation or expiration. Additionally, OKI shall immediately discontinue use and distribution of, and return or

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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destroy all copies of, Adobe Information in its possession (including copies placed in any storage device under OKI's control).

7.3 Rights After Termination. After Termination, OKI shall be entitled to keep and use one copy of PSIP Materials for the purpose of support to End Users in the event that this Agreement is terminated when PSIP falls into a Default or when PSIP receives written notice from OKI under Section 7.1, and OKI may retain and distribute, solely in accordance with the provisions of Paragraph 2.2 and this Section 7 hereto, Machine Executable Copies incorporated in or packaged for use with or on Authorized OKI Devices already manufactured and in OKI's finished goods inventory as of Termination, but only if OKI timely performs its obligations under Paragraph 7.

         7.3.1 Cancellation for Cause. OKI's rights and licenses to use the Adobe Information under this Agreement shall terminate effective immediately in the event of any material breach by OKI of its obligations under this Agreement and fails to remedy such breach within thirty (30) days after receiving notice of said breach from either PSIP or Adobe. OKI should be aware that an uncured material breach by PSIP of its obligations to Adobe would have a material effect on OKI's right and licenses in regards to products not previously under a License System Addendum to this MTLA.

         7.3.2 Accelerated Expiration of Term. The term of the agreement between Adobe and PSIP will be automatically reset for one (1) year from the date of PSIP's notification to Adobe of Clone Product development under specific terms associated with termination for cause. In the event of such resetting of the term and at the end of such one (1) year period, PSIP' right to sublicense to OKI and OKI's right to use the Adobe Information under a grant of sublicensing rights is limited as follows: PSIP may continue to sublicense the use of Adobe Information to OKI for the purpose of completing the development of new Authorized OKI Devices provided that all such products have been certified and begin First Commercial Shipment by no later than ninety (90) days following the termination of the one (1) year accelerated term. PSIP' rights with respect to permitting OKI to distribute Authorized OKI Devices shall continue for the commercial life of such products, provided that only those Authorized OKI Devices products which meet the First Commercial Shipment date specified above shall be covered. OKI's rights to use the Adobe Information under this Agreement shall immediately terminate when OKI has ceased distributing all such Authorized OKI Devices. Upon such termination OKI shall immediately cease all further use of and return or destroy all Adobe Information in its possession and continue to protect the Adobe Information in accordance with the provisions in this Agreement. Within thirty (30) days of such termination, OKI shall provide PSIP with a certification in writing acknowledging that it has complied with its obligation to return or destroy all Adobe Information in its possession.

         7.3.3 Expiration - No Renewal. In the event the agreement between PSIP and Adobe is allowed to expire (hereinafter "Expiration Date"), PSIP' rights with respect to sublicensing the use of Adobe Information to OKI under this Agreement shall continue for Authorized OKI Devices that have already been certified pursuant to an executed Licensed System Appendix between PSIP and OKI for the commercial life of such Authorized OKI Devices. In addition, PSIP' rights to sublicense to OKI the use of Adobe Information for developing new Authorized OKI devices hereunder is contingent upon the following conditions being met: (a) Authorized OKI Devices which are in the proposal stage and on which OKI has not yet begun development may be developed provided that the development of such Authorized OKI Device is completed under a Licensed System Appendix and the date of First Commercial Shipment occurs no later than one (1) year following the Expiration Date. (b) Authorized OKI Devices which are under development on the Expiration Date and covered by an executed Licensed System Appendix between PSIP and OKI may be completed provided that First Commercial Shipment begins by no later than twelve (12) months following the Expiration Date. (c) Authorized OKI Devices which PSIP can demonstrate to Adobe's reasonable satisfaction are follow-on products (i.e. products of OKI similar to previously developed Authorized OKI Devices which capitalize on OKI's earlier development effort and use the same LPA), provided that the development of such follow-on Authorized OKI Device are completed and First Commercial Shipment begins by no later than eighteen (18) months following the Expiration Date. Other than as expressly set forth above, OKI shall have no right to continue using Adobe Information after the Expiration Date. OKI's rights to use the Adobe Information under this Agreement shall immediately terminate when OKI has ceased distributing all such Authorized OKI Devices. Upon such termination OKI shall immediately cease all further use of and return or destroy all Adobe Information in its possession and continue to protect the Adobe Information in accordance with the provisions in this Agreement. Within thirty (30) days of such termination, OKI shall provide PSIP with a certification in writing acknowledging that it has complied with its obligation to return or destroy all Adobe Information in its possession.

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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         7.3.4 Upon  Termination,  Cancellation or Expiration of this Agreement.
In the event of any  termination, cancellation or expiration of this Agreement:

                  (i) Except as set forth in Paragraphs 7.3.2 ("Accelerated Expiration of Term") and 7.3.3 ("Expiration - No Renewal") above, all sublicense rights in the Adobe Information granted pursuant to this Agreement shall terminate immediately;

                  (ii) OKI shall continue to be responsible for safeguarding the proprietary rights of Adobe and Adobe's suppliers in accordance with this Agreement, including Paragraph 4 ("Title to Technology, Ownership and Confidentiality") and EXHIBIT A ("Secure Procedures for Handling Adobe Support Information") of the Adobe and PSIP Agreement, after such termination, cancellation or expiration.

                  (iii) Except as expressly set forth in Paragraphs 7.3.2 ("Accelerated Expiration of Term") and 7.3.3 ("Expiration - No Renewal") above, OKI shall immediately discontinue use and distribution of, and return or destroy all copies of, Adobe Information and other Adobe deliverables in its possession (including copies placed in any storage device under OKI's control). Upon PSIP' request, OKI shall certify in writing to PSIP its return or destruction of all of Adobe's proprietary information within thirty (30) days of termination, cancellation or expiration.

8.       Indemnification

8.1 Indemnification of OKI. Subject to the limitations contained in this Agreement, PSIP shall indemnify and hold harmless OKI from any liabilities to any third parties, as finally awarded by a court of competent jurisdiction, arising out of, and any costs and expenses of defending or settling, any claim that any PSIP Materials, any part thereof or Adobe Trademarks infringes any copyright, patent, trade secret, trademarks or any other intellectual property rights in the U.S. and the countries and territories listed in Exhibit B to this MTLA. OKI shall notify PSIP in writing of any such claim promptly after OKI first learns thereof, shall tender sole control of the defense and settlement of such claim to PSIP, and shall provide PSIP with such reasonable assistance and cooperation as PSIP may reasonably request from time to time in connection with such defense. In the event of any such claim, PSIP may at its option and expense either procure for OKI the right to continue using or distributing PSIP Material or Adobe Trademarks or replace any allegedly infringing PSIP Material with non-infringing software or other material of equivalent functionality. OKI shall thereupon cease all use or distribution of such replaced PSIP Material and return all copies thereof to PSIP. None of PSIP' obligations under this Section 8 shall apply in connection with any claim of infringement if OKI has modified any PSIP Material or combined any such material with or into any other programs, data, device, component or applications than those with or into which PSIP Material is intended to be combined or has breached this Agreement, Licensed Product Addenda, Licensed System Addenda or any other agreement and such infringement would not have occurred without such modification, combination or breach. Under no circumstances will PSIP have an obligation to indemnify OKI from any claims relating to any technology provided by third parties for which OKI enters into a separate agreement with such third party for such technology; OKI's sole indemnity rights, if any, relating to such third party technology will be governed under its separate agreement with the third party.

8.2 Indemnification of PSIP. OKI shall indemnify PSIP and hold it harmless from any liabilities to any third parties, as finally awarded by a court of competent jurisdiction, arising out of, and any costs and expenses of defending or settling, any claims that any Licensed Product infringes any copyright, patent or trade secret existing or issued as of the date of this Agreement, in the U.S. and the countries and territories listed in Exhibit B to this MTLA, in the event that infringement action or claim is based on (i) the use of the Licensed Products in a manner other than as specified under this Agreement, (ii) the use of any Licensed Products in combination with other products, equipment, devices or software than those with or into which Licensed Products are intended to be combined if the infringement action or claim would have been avoided in the absence of such combination, or (iii) the alteration or modification of the Licensed Products if the infringement action or claim would have been avoided in the absence of such alteration or modification and to the extent that such action or claim is based upon OKI's use of the Licensed Products so altered or modified. PSIP shall notify OKI in writing of any such claim promptly after PSIP first learns thereof, shall tender sole control of the defense and settlement of such claim to OKI, and shall provide OKI with such reasonable assistance and cooperation as OKI may reasonably request from time to time in connection with such defense.

8.3 Limitation of Liability of PSIP. Except as otherwise provided herein, in no event or circumstances shall PSIP's total liability under this Agreement including Section 8.1 herein, Licensed Product Addenda and Licensed System Addenda, to

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OKI for damages however denominated, attorneys fees and costs from a judgment arising out of any and all actions and proceedings for any cause of action sounding in tort, contract or otherwise, exceed the lessor of 1) the aggregate amounts of Source Code License Fees and Recurring License Fees actually paid by OKI to PSIP, or 2) one million dollars (US$1,000,000.00).

8.4 Limitation of Liability of OKI. Except as otherwise provided herein, in no event or circumstances shall OKI's total liability under this Agreement including Section 8.2, but excluding payments due under Section 6.1 herein, Licensed Product Addenda and Licensed System Addenda, to PSIP for damages however denominated, attorneys fees and costs from a judgment arising out of any and all actions and proceedings for any cause of action sounding in tort, contract or otherwise, exceed one million dollars (US$1,000,000.00).

8.4 Exclusion of Damages.

IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, INCLUDING WITHOUT LIMITATION DAMAGES FOR LOSS OF USE, LOST PROFITS OR LOSS OF DATA OR INFORMATION OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT OKI OR PSIP HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY HERETO MORE THAN THREE (3) YEARS AFTER THE CAUSE OF ACTION HAS OCCURRED, EXCEPT THAT AN ACTION FOR NONPAYMENT BY OKI, BREACH OF THE PROVISIONS OF SECTION 10 HEREOF BY OKI OR MISAPPROPRIATION OR INFRINGEMENT OF ANY OF PSIP'S PROPRIETARY RIGHTS MAY BE BROUGHT AT ANY TIME WITHIN ANY APPLICABLE STATUTE OF LIMITATIONS.

8.5 Separate Counsel. PSIP and OKI each retains the right to employ independent counsel of its choice to participate in any legal proceedings as set out in Paragraphs 8.1 and 8.2 above.

8.6 Intentional Risk Allocation. PSIP and OKI each acknowledges that the provisions of the Agreement were negotiated to reflect an informed voluntary allocation between them of all the risks, both known and unknown associated with the transactions associated with this Agreement and any Addendum hereto. The warranty disclaimers and limitations in this Agreement and any Addendum hereto are intended to limit the circumstances of liability. The remedy limitations and the limitations of liability are separately intended to limit the forms of relief available to the parties.

9.       Warranties

9.1 Scope. The scope and duration of the warranties for each Licensed Product are specified in each Licensed Product Addendum hereto.

9.2 Limitations. In no event shall the existence of any condition be deemed to give rise to any breach of the warranties provided in Paragraph 9.1 hereof if such condition was caused in whole or part by (i) non-Licensed Products except non-Licensed Products modified by PSIP for inclusion in any Current Release or Update Release, including without limitation any defect therein or failure to operate in accordance with manufacturer's, distributor's or publisher's specifications therefor, (ii) any modification or enhancement to any PSIP Material made by any person or entity other than PSIP, (iii) any negligent or inapplicable use of any PSIP Material, (iv) any use of any PSIP Material for a purpose other than as licensed herein or in a Licensed Product Addendum or Licensed System Addendum, or as recommended in the most current PSIP instructions or documentation provided to OKI, or (v) any other negligence by OKI or any third party.

9.3 Adobe Software Warranties. PSIP warrants that for a period of * from delivery to OKI of the Adobe Software (hereinafter the "Warranty Period"), the Adobe Software will execute substantially in accordance with the PostScript Language Specification. If, during the applicable Warranty Period, OKI reports to PSIP a failure of such Adobe Software to conform to the foregoing Specification and provides such detail as PSIP may require to permit PSIP to reproduce such failure, PSIP, at its expense, shall use reasonable commercial efforts to bring the Adobe Software into conformance. If it is determined that the cause of such non-conformance relates to actions taken by OKI as defined by
Section 9.2 (Limitations) herein, the parties agree to negotiate in good faith reimbursement to PSIP for its efforts.

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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9.4 Other Adobe Software and Adobe Host Software Warranties. If an applicable
Licensed Product Addendum, Licensed System Addendum or exhibits hereto specifically warrants a component of the Other Adobe Software or Adobe Host Software, such limited warranty shall be that equal to that provided in Section
9.3 (Adobe Software Warranties) herein.

9.5 Disclaimers.

9.5.1 EXCEPT AS SPECIFICALLY PROVIDED IN PARAGRAPHS 8.1, 9.1, 9.2, 9.3 and 9.4, PSIP DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT. WITHOUT LIMITING THE FOREGOING, PSIP DOES NOT WARRANT THAT ANY OF LICENSED PRODUCTS THAT IT PROVIDES WILL BE ERROR FREE OR OPERATE WITHOUT INTERRUPTION. PSIP DOES NOT MAKE, AND HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY TO ANY END USER OR OTHER THIRD PARTY. OKI SHALL NOT HAVE THE RIGHT TO MAKE OR PASS THROUGH, AND SHALL TAKE ALL MEASURES NECESSARY TO INSURE THAT NEITHER IT NOR ANY OF ITS AGENTS OR EMPLOYEES ATTEMPT TO MAKE OR PASS THROUGH, ANY SUCH REPRESENTATION OR WARRANTY ON BEHALF OF PSIP.

9.5.2 ADOBE AND ITS THIRD PARTY SUPPLIERS MAKE NO WARRANTIES OF ANY KIND, EXPRESS, IMPLIED, ARISING FROM COURSE OF DEALING OR USAGE OF TRADE, OR STATUTORY, AS TO THE ADOBE INFORMATION OR ANY MATTER WHATSOEVER. IN PARTICULAR, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT ARE EXPRESSLY EXCLUDED. OKI SHALL NOT HAVE THE RIGHT TO MAKE OR PASS ON, AND SHALL TAKE ALL MEASURES NECESSARY TO ENSURE THAT NEITHER IT NOR ANY OF ITS AGENTS, EMPLOYEES, OR CUSTOMERS SHALL MAKE OR PASS ON, ANY EXPRESS OR IMPLIED WARRANTY OR REPRESENTATION ON BEHALF OF ADOBE OR ITS THIRD PARTY SUPPLIERS TO ANY CUSTOMER, END USER, OR THIRD PARTY. ADOBE SHALL HAVE NO RESPONSIBILITY FOR SUPPORTING OKI OR OKI'S END USERS PSIP OR OKI, EITHER DIRECTLY OR INDIRECTLY, WILL PROVIDE END USERS WITH REASONABLE END USER DOCUMENTATION, WARRANTY SERVICE, AND TELEPHONE SUPPORT FOR THE USE OF AUTHORIZED OKI DEVICES CONSISTENT WITH GOOD INDUSTRY PRACTICE.

9.5.3 PSIP DOES NOT WARRANT THAT THE OPERATION OF THE SOFTWARE OR THE LICENSED PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE.

9.5.4 OKI DISCLAIMS ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE AND FITNESS FOR A PARTICULAR PURPOSE AND AGAINST INFRINGEMENT AS TO THE MODIFICATIONS AND DERIVATIVE WORKS MADE BY IT AND OWNED BY PSIP OR SUBSEQUENTLY LICENSED TO PSIP AND/OR ADOBE UNDER THIS AGREEMENT. WITHOUT LIMITING THE FOREGOING, OKI DOES NOT WARRANT THAT ANY OF SUCH MODIFICATIONS THAT IT PROVIDES WILL BE ERROR FREE OR OPERATE WITHOUT INTERRUPTION. OKI DOES NOT MAKE, AND HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY TO ANY END USER OR OTHER THIRD PARTY. PSIP SHALL NOT HAVE THE RIGHT TO MAKE OR PASS THROUGH, AND SHALL TAKE ALL MEASURES NECESSARY TO INSURE THAT NEITHER IT NOR ANY OF ITS AGENTS OR EMPLOYEES ATTEMPT TO MAKE OR PASS THROUGH, ANY SUCH REPRESENTATION OR WARRANTY ON BEHALF OF OKI.

9.5.5 After the warranty period in Section 9.3 has expired, PSIP agrees to offer support, as part of the support to be offered to OKI under a separate agreement, with regard to any Licensed Products delivered to OKI under this Agreement, Licensed Product Addenda and Licensed System Addenda.

10.      Proprietary Rights Notices.

10.1 OKI agrees to reproduce and affix to all copies of any firmware ROM labels, printer driver labels and property dialog boxes such proprietary and copyright notices as set forth herein in regards to Adobe copyrights, or trademarks. In regards to PSIP's copyrights and trademarks, they will receive the same degree of care as that provided to Adobe's by OKI, if they are included in any future Licensed Product Addendum, which are agreed to between the parties.

10.2 OKI shall not remove or obscure any required Adobe and/or PSIP copyright, trademark or confidentiality notices or marks.

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10.3 OKI agrees that as a condition of its rights hereunder, each copy of the
Adobe Information shall contain the same proprietary notices of Adobe and its suppliers which appear on or in such Adobe Information provided by PSIP to OKI and as otherwise reasonably required by PSIP by written notice. More specifically, OKI agrees that a valid Adobe copyright notice for the Revised Object, Font Programs and Host Software will appear on the media, or, in the case of Revised Object executing on a workstation or other host-based system, displayed on the single user screen of the workstation or other host-based system when the Revised Object is first invoked during an End User session, in the following format or such other format as PSIP specifies by written notice to
OKI: (a) the name of the program, (b) the word "Copyright" and the circled-c symbol (C), (c) the date of first publication of the Adobe Software, and (d) the name of the copyright owner and the words "All Rights Reserved."

11       Default

11.1 Defined. For purposes hereof, a Default shall be deemed to occur upon the occurrence of any of the following events: (a) OKI's failure to pay any amounts due hereunder within thirty (30) days from the date that such amounts are due or overdue; (b) either party's breach of any of its obligations, or (c) OKI's breach of the terms and conditions of Attachment #1, which breach set forth in
(a), (b), and/or (c) continues uncured for a period of thirty (30) days after receipt of written notice thereof from the non-breaching party.

11.2 Remedies. Upon any Default, the non-breaching party shall have the right, without limiting any of its other rights or remedies hereunder or at law or in equity, to declare by written notice to the breaching party that all unpaid amounts owing hereunder immediately due and payable, to recover the same, to terminate the term of the License pursuant to Paragraph 7.1, and/or to suspend performance of any of its obligations hereunder.

12.      Audit Rights

12.1 Reporting. Within forty five (45) days after the end of each calendar quarter, OKI shall deliver to PSIP a written accounting certified by an authorized representative of OKI and setting forth the total quantity of each Authorized OKI Device sold (in whatever form or media) and the total amount invoiced therefor during such quarter. In the event an Authorized OKI Device includes Adobe Software, and more specifically that Adobe Software designated PostScript3, provided by PSIP, such accounting shall separately identify the quantity and invoiced amount of such shipments.

12.2 OKI Books of Account. OKI shall keep in its principal place of business complete and accurate books of account relating to the net sales of any Authorized OKI Device. Said books and records shall be limited to those data that are necessary for calculating the recurring license fees. In order to assist in verification of the accounting information delivered to PSIP, such books of account with reasonable information to determine the number of units owing to PSIP shall be provided to independent Certified Public Accountants upon request by PSIP to OKI. OKI shall keep such records for a period of five (5) years.

12.3 Financial Audit. Upon reasonable advance written notice to OKI, PSIP shall have the right, at its own expense, once annually to audit the books and records of OKI through mutually agreed upon accredited independent representatives (who shall be certified public accountants) to determine the sufficiency of OKI's payments hereunder and to verify the statements to be furnished to PSIP pursuant to this Section 12. Said books and records shall be limited to data necessary for the calculation of the accrued royalteis. Any such audit shall take place during normal business hours at OKI's location and shall be conducted in a manner that does not unreasonably disrupt the business operations of OKI. PSIP shall bear the expense of any such audit unless such audit reveals that the amount paid by OKI hereunder with respect to any calendar quarter shall be more than five percent (5%) less than the amount that should have been paid by OKI, in which event (i) the costs of such audit shall be borne by OKI and (ii) PSIP may elect to conduct audits twice annually in the next one(1) year. Except in connection with any efforts to obtain payment due hereunder or with any litigation between the parties, and except as may reasonably be required to comply with applicable law or disclosure requirements, PSIP shall hold in confidence and not disclose any of OKI's confidential information acquired by PSIP in any audit conducted pursuant to this Paragraph 12.3. If such inspections should disclose any underreporting, OKI shall promptly pay PSIP such amount, together with interest thereon at the rate of one and one-half percent (1 1/2%) per month or the highest interest rate allowed by law, whichever is lower, from the date on which such amount became due.

13        Assignment, Sale or Transfer. Neither PSIP nor OKI may assign, sell or transfer this Agreement or any obligations or rights herein, including without limitation rights or duties of performance, or subcontract any obligations or duties of

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performance hereunder without the other party's prior written consent, which consent may be subject to certain contractual limitations, but which consent shall not be unreasonably withheld. Any attempt to assign, sell or transfer this Agreement shall be null and void. Such prohibition on assignment, sale and transfer shall also apply to any merger of OKI or PSIP with or into another entity, or any transaction(s) pursuant to which any entity or person (including any of their respective subsidiaries and affiliates) first acquires after the date of this Agreement, directly or indirectly, an aggregate amount of fifty percent (50%) or more voting control or fifty percent (50%) or more of the equity Securities ("Control") of OKI or PSIP (or of any entity directly or indirectly having Control of OKI or PSIP) or by contract or otherwise obtains the right to appoint at least fifty percent (50%) of the Board of Directors of OKI or PSIP (or any entity directly or indirectly having Control of OKI or PSIP), except that neither party may withhold its consent to an assignment, sale or transfer arising from any transaction(s) described in this sentence unless
(i) the assignee or entity acquiring Control of OKI or PSIP is a competitor or
(ii) it determines that the assignment or change of Control might jeopardize its ability to protect its proprietary rights. For purposes of this Section 13, the term "affiliates" shall be defined as provided in the Securities Act of 1933 and the rules and regulations promulgated thereunder. Notwithstanding the above, PSIP may transfer, sell or otherwise assign this Agreement or any obligations or rights herein to PEERLESS or any wholly owned subsidiary of PEERLESS subject to OKI's prior written consent which shall not be unreasonably withheld.

14.      Announcements

14.1 Marketing Guidelines. OKI agrees to use commercially reasonable efforts to
(a) promote the Authorized OKI Device, and (b) undertake marketing programs for the Authorized OKI Device. OKI and PSIP will each designate an individual in each major geography to be responsible for working with the other to coordinate the implementation of each marketing program. OKI hereby designates Oki Europe Limited and Oki Data Americas Inc. as representatives for marketing programs in Europe and the Americas respectively and Oki Data Corporation in all other geographies. The details of such marketing programs (including content and delivery) shall be determined mutually and in good faith, and may, depending upon such mutual determination, include items such as the following:

         14.1.1 Distribution by OKI with Authorized OKI Device of PSIP or Adobe provided marketing collateral that describes the use and benefits of Adobe PostScript software.

         14.1.2 Distribution by OKI to OKI's sales channels and dealers of PSIP or Adobe-provided educational and point-of-purchase materials. .

         14.1.3 Participation by PSIP in OKI's sales training events for subsidiaries and dealers who distribute Authorized OKI Devices.

OKI shall make commercially reasonable efforts to provide PSIP, as soon as they first become available, and from time to time thereafter at PSIP's request, with copies of all marketing materials related to such Authorized OKI Device as proof of implementation of any agreed to marketing guidelines. OKI will provide such materials in the English version, except for those for Authorized OKI Devices distributed only in Japan, which OKI will provide in the Japanese version. PSIP shall have ten (10) days from receipt of such materials to review and approve such materials. In the event that PSIP does not provide OKI with comments to such materials within such ten (10) day period, PSIP will be deemed to have approved such materials. Notwithstanding the foregoing guidelines, OKI agrees to implement, at a minimum, the following activities.

14.2 Press Releases. OKI agrees to make commercially reasonable efforts to allow PSIP to review initial English and/or Japanese language versions of announcements and press releases pertaining to Authorized OKI Devices prior to their release to the public or the press, and to incorporate all changes that PSIP may reasonably request to ensure to correct Adobe Trademark usage and accuracy of content. Once PSIP reviews and comments on such announcements and press releases and OKI makes changes, if any, OKI agrees to (i) faithfully translate the substance of such initial versions of announcements and press releases for release in different geographies and (ii) use the Adobe Trademarks in the same manner in each localized version as that approved by Adobe in its review of the English and/ or Japanese language versions.

14.3 Trade Shows. OKI agrees to make reasonable commercial efforts to prominently display the Authorized OKI Device using the Adobe PostScript logo (and other appropriate Adobe Trademarks designated by PSIP) at all trade shows where OKI displays the Authorized OKI Devices, and to clearly identify the Authorized OKI Device as Adobe PostScript products at such shows; provided, however, that in no event shall OKI be obligated to participate in any trade show nor display the Authorized OKI Devices in the trade shows OKI participates.

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14.4 Adobe PostScript Logo. OKI shall have the right to use and allow OEM
Remarketer Customer to use the Adobe Trademarks and such use shall, when OKI and/or OEM Remarketer Customer elect to do so, be in accordance with Exhibit C (Use of Adobe Trademarks) to Attachment #1 of this Agreement. PSIP agrees to deliver to OKI any new version of the trademark guideline by Adobe as soon as PSIP obtains such guideline from Adobe.

14.5 Adobe Marketing Limitations. With respect to any Clone Products which OKI develops or markets, OKI agrees that it will not exploit its access to the Adobe Information, its relationship with PSIP, or the existence in its product line of Authorized OKI Devices containing PostScript software to promote or legitimize Clone Products. Furthermore, OKI agrees to use best efforts to distinguish Authorized OKI Devices from Clone Products when displaying or referring to Authorized OKI Devices in advertisements, catalogs, brochures and at trade shows by (a) identifying the Authorized OKI Devices prominently and exclusively with the Adobe PostScript logo in such proximity that the viewer is unlikely to associate the PostScript logo or any Adobe Trademark with the Clone Products, and (b) not associating the Adobe Trademarks with any Clone Product in advertising, press releases, and other promotional and marketing materials.

15. Export Controls. OKI shall comply with any and all United States export regulations, rules or orders now in effect or that may be promulgated from time to time that govern or relate to any export of any PSIP Materials, including without limitation any Authorized OKI Device incorporating any PSIP Material. OKI shall comply with any and all United States export regulations, rules or orders now in effect or that may be promulgated from time to time that govern or relate to any export of any PSIP Materials. OKI shall comply with the U.S. Foreign Corrupt Practices Act and all applicable export laws, restrictions and regulations of the U.S. Department of Commerce, the U.S. Department of Treasury and any other U.S. or non-U.S. agency or authority. OKI shall not export or re-export or allow the export or re-export of any product, technology or information it obtains or learns pursuant to this Agreement in violation of such law, restriction or regulation, including, without limitation, export or re-export to any country subject to U.S. trade embargoes, or any party on the U.S. Export Administration Table of Denial Orders or the U.S. Department of Treasury List of Specially Designated Nationals or to any prohibited destination in any of the County Groups specified in the then current Supplement Number 1 to part 740 of the Commerce Control List specified in the then current Supplement Number 1 to part 738 of the U.S. Export Administration Regulations or any successor supplement or regulations. OKI shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export or re-export of any Authorized OKI Device incorporating any PSIP Material to any location in compliance with all applicable laws and regulations. If OKI is involved in a transaction that gives OKI reason to suspect that any product, technology or information it obtains or learns pursuant to this Agreement will be exported, re-exported or diverted in violation of any such laws, restrictions or regulations (including, without limitation. knowledge of suspect end users, abnormal transaction circumstances, or any other Bureau of Export Administration "red flag" indicators), then OKI will take appropriate steps to terminate such transaction, notify the correct U.S. agency and give notice to PSIP.

16.      Government Data Rights

16.1 U.S Government End Users. The Licensed Products are provided to OKI with RESTRICTED RIGHTS with respect to distribution or licensing to the United States of America, its agencies and/or instrumentalities (the "Government"). Use, duplication or disclosure by the Government is subject to restriction as set forth in subsections (a) through (d) of the Commercial Computer Software Restricted Rights clause at FAR 52.22719, and subsection (c)(1)(ii) of the Technical Data and Computer Software clause at DFAR 252.227-7013, or as set forth in the particular department or agency regulations or rules which provide PSIP protection equivalent to or greater than the above-cited clause. PSIP agrees to make reasonable effort or cooperation to OKI's compliance with any governmental requirements regarding the submission of or the request for exemption from submission of cost or pricing data or cost accounting requirements.

16.2 Distribution of Authorized OKI Device. When distributing a Authorized OKI Device product to a U.S. Government End User, OKI shall identify the Revised Object, Font Programs, Host Software and related documentation as a "commercial item," as that term is defined at 48 C.F.R. 2.101, and more specifically shall be identified as "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212. Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, OKI will provide the Revised Object, Font Programs, Host Software and related documentation to U.S. Government End Users (a) only as a commercial end item and
(b) with only those rights as are granted to all other End Users pursuant to the terns and conditions herein.

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17.      Dispute Resolution

17.1 Disputes. Any dispute between OKI and PSIP either involving this Agreement, Licensed Product Addenda or Licensed System Addenda shall initially be treated as provided in this Section 17.

17.2 Attempts to Resolve. Upon either party's written request, each party will appoint a designated representative. The representatives shall discuss and negotiate in good faith to attempt to resolve the dispute without formal proceedings. The format for the discussion is left to the discretion of the representatives. The representatives' decisions are not binding on either party and the failure of the representatives to reach any decisions shall not be held against any party.

17.3 Equitable Relief. It is understood and agreed that one party's remedies at law for a breach by the other party of its obligations under this Agreement may be inadequate. Notwithstanding any other provisions of this MTLA, breach of Sections 4.3 and 4.4 of this Agreement by either party of the terns and conditions set-forth herein will cause the other party irreparable damage for which recovery of money damages would be inadequate, and that the other party shall therefore be entitled to obtain equitable relief by a court of law (including without limitation injunctive relief and specific performance), in addition to all other remedies provided under this Agreement or available to the parties at law or otherwise to protect the other party `s rights under this Agreement in addition to any and all remedies available at law. In the event OKI continues to distribute the Licensed Products, the Authorized OKI Device, Revised Object, Font Programs, Host Software, or any portion thereof after its right to do so has terminated or expired, PSIP shall also be entitled to injunctive relief, including, without limitation, an order directing that any copies of the Licensed Products, Authorized OKI Device, Revised Object, Font Programs, Host Software, or any portion thereof OKI attempts to import into any country or territory be seized, impounded and destroyed by Customs officials in order to prevent such importation.

18.      Miscellaneous

18.1 Notices. All notices or other communications required hereunder shall be in writing and delivered personally or sent by certified airmail, return receipt requested, by facsimile machine following the written confirmation, or by a reputable courier service to the parties at the addresses set forth below, or at such other addresses as shall be designated in writing from time to time by either party to the other in accordance with this Paragraph 18.1.

All notices to OKI shall be sent to:
            Oki Data Corporation
            11-22 Shibaura 4-Chome, Minato-ku, Tokyo 108-8551, Japan
            Attn: Wataru Saito
            Process Owner
            Non Impact Printer Group                       Tel:  +81-3-5445-6109
            Oki Data Corporation                           Fax:  +81-3-5445-6181

All notices to PSIP shall be sent to:
            PEERLESS Systems Imaging Products, Inc.        Tel:  (253)859-8090
            20415 72/nd/ Ave. S., Suite 400,
            Kent WA 98032 USA
            Attention: Gordon L. Hanson

With a copy to:

            PEERLESS Systems Corporation                    Tel:  (310) 536-0058
            2381 Rosecrans Avenue                           FAX:  (310) 536-0908
            El Segundo, CA 90245
            Attention: Director of Business Development

Such notice shall be effective on the sixth (6th) business day following deposit thereof in the mail (via first class air mail), provided that it shall be effective on the third (3rd) business day following any such deposit for express delivery, and shall be effective upon receipt if delivered personally or via facsimile.

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18.2 Agreement. This Agreement, Attachment #1 and any Amendments and/or Licensed
Product Addenda and/or Licensed Systems Addenda thereto constitute the entire understanding and agreement between PSIP and OKI with respect to the transactions contemplated herein. Any and all prior agreements signed between OKI and PSIP's predecessor, HDE, Inc. shall remain in effect except that the terms and conditions of this Agreement shall supersede any terms and conditions from and all prior agreements when the prior agreement terms and conditions are in conflict with this Agreement. This Agreement shall not be modified, amended or in any way altered except by an instrument in writing signed by authorized representatives of both PSIP and OKI. Except as specifically provided herein, no remedy available to either party hereunder or relating hereto shall be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. No waiver of any provision of this Agreement or any rights or obligations of either party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing. This Agreement shall be binding on the parties, and their respective Board of Directors, officers, employees, successors and assigns.

18.3 Force Majeure. Neither party shall be responsible for delays nor failures in performance hereunder to the extent that such party was hindered in its performance by any act of God, civil commotion, labor dispute, or any other occurrence beyond its reasonable control.

18.4 No Joint Venture. Nothing contained herein shall be deemed to create a joint venture or partnership or agency relationship between PSIP and OKI. Neither party shall have the right or authority to, and each party shall not, assume or create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or bind the other party in any manner. Nothing set forth herein shall be deemed to confer upon any person or entity other than the parties hereto a right of action either under this Agreement or in any manner whatsoever.

18.5 Independent Development. Nothing in this Agreement shall preclude OKI from independently developing, acquiring or marketing materials which are not derivative of the Licensed Products, but which contain ideas and concepts similar to those in the Licensed Products.

18.6 Severability. If any provision hereof is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. Without limiting the foregoing, it is expressly understood and agreed that each and every provision of this Agreement which provides for a limitation of liability, disclaimer of warranties, indemnification of a party or exclusion of damages or other remedies is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy hereunder is determined to have failed of its essential purpose, all limitations of liability and exclusions of damages or other remedies set forth herein shall remain in effect.

18.7 Controlling Law and Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the United States of America and the State of Washington applicable to contracts wholly executed and wholly performed therein. Any action or proceedings brought by OKI or PSIP shall have as the court of competent jurisdiction the United States District Court located in the State of Washington and each party hereby submits to the non-exclusive in personam jurisdiction of such court for purposes of any action or proceeding. Where this Agreement and any addenda hereto is silent as to an issue raised by either party, the controlling law in resolving that issue is United States and/or Washington law. All proceedings hereunder shall be in the English language. The parties agree that the International Regimes, including but not limited to the United Nations Convention on Contracts for the International Sale of Goods, and Supernational Regimes, including but not limited to NAFTA, shall not apply to this Agreement or addenda thereto.

18.8 Survival. The terms, provisions, representations, and warranties contained in this Agreement that by their sense or context were meant to survive termination of this Agreement shall so survive.

                                     ///End

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                                    EXHIBIT A

                                       OKI

                              Oki Data Corporation

                           Oki Data Systems Co., Ltd.

                             Oki Data Americas Inc.

                                 Oki Europe Ltd.

                                 Oki (U.K.) Ltd.

                   Oki Data Manufacturing (Thailand) Co., Ltd.

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                                    EXHIBIT B

         INTELLECTUAL INDEMNIFICATION TERRITORIES OUTSIDE OF THE U.S.A.

Albania              Estonia                 Luxembourg             Singapore
Andorra              Finland                 Macedonia              Slovak Republic
Argentina            France                  Malaysia               Slovenia
Australia            Germany                 Malta                  South Africa
Austria              Greece                  Mexico                 South Korea
Belgium              Guatemala               Monaco                 Spain
Bolivia              Guyana                                         Sweden
                     Honduras                Netherlands            Switzerland
Brazil               Hong Kong               New Zealand            Taiwan
Bulgaria             Hungary                 Norway                 Thailand
Canada               Iceland                 Panama                 Turkey
Chile                India                   Paraguay               United Kingdom
China                Indonesia               Peru                   Uruguay
Columbia             Ireland                 Philippines            The Vatican
Costa Rica           Israel                  Poland                 Venezuela
                     Italy                   Portugal               Vietnam
Czech Republic       Japan                   Romania                The Countries of the CIS
Denmark              Latvia                  Saudi Arabia
Ecuador              Liechtenstein           San Marino
El Salvador          Lithuania

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      ATTACHMENT #1 TO MASTER TECHNOLOGY LICENSE AGREEMENT BETWEEN PEERLESS
          SYSTEMS IMAGING PRODUCTS CORPORATION AND OKI DATA CORPORATION

This Attachment #1 to the Master Technology License Agreement (hereinafter "Attachment #1") entered into herein by and between Oki Data Corporation, a Japanese corporation, having its principal office at 4-11-22, Shibaura, Minato-ku, Tokyo, 108-8551, Japan ("OKI") and PEERLESS Systems Imaging Products, Inc., a Washington corporation, with offices at 20415 72"a Ave. S., Suite 400, Kent WA 98032 USA ("PSIP"), a wholly owned subsidiary of PEERLESS Systems Corporation, a Delaware corporation, 2381 Rosecrans Avenue, El Segundo, CA, 90245 USA ("PEERLESS"). In the context of this Agreement, OKI shall have the same meaning as defined in Section 1.16 of MTLA. This Attachment #1 establishes additional terms and conditions which the parties have established between themselves regarding the licensing by PSIP to OKI of Licensed Products that contains Adobe Systems Inc. source code. This Attachment #1 contains terms which impact Adobe's rights or obligations and any term or condition otherwise than as explicitly stated in this Attachment #1 or Exhibits thereto, or which differs in any material way with the terms of the corresponding herein, shall require Adobe's prior written approval to be enforceable.

1.       CONTRACT OBLIGATIONS.

1.1 Third Party Beneficiary. OKI is hereby put on notice and agrees that ADOBE SYSTEMS INCORPORATED, a Delaware corporation located at 345 Park Avenue, San Jose, California 95110-2704 ("Adobe") is a third-party beneficiary to the Master Technology License Agreement ("MTLA") to the extent that the MTLA and Attachment #1 contains provisions which relate to OKI's use of the Adobe Information as incorporated in the PSIP Materials licensed and delivered to OKI herein. Such provisions are made expressly for the benefit of and are enforceable by Adobe in addition to by PSIP. OKI shall also ensure that Adobe is a named third party beneficiary as to any use of the Adobe Information in any agreement authorizing an OEM Remarketer Customer to distribute Licensed Systems as set forth in this Agreement.

1.2 Assignment. OKI's rights and obligations with regard to Adobe Information and Adobe Trademarks granted under MTLA, Licensed Product Addenda or Licensed System Addenda may not be assigned by OKI in whole or in part without the prior written approval of PSIP. For the purposes of this Section, a change in the persons or entities who control fifty percent (50%) or more of the equity securities or voting interest of OKI shall be considered an assignment of OKI's rights and obligations.

1.3 Termination of Rights in Adobe Information. OKI's rights and licenses to use the Adobe Information under this MTLA, Licensed Product Addenda or Licensed System Addenda shall terminate effective immediately in the event of any material breach by OKI of its obligations under this MTLA and failure to remedy such breach within thirty (30) days after receiving notice of said breach from either PSIP or Adobe.bb

2.       LICENSE RESTRICTIONS.

2.1 Revised Object License Restrictions. Commercial distribution or use (other than for development) of Revised Object shall be limited to versions in ROM form, or encrypted versions executable from RAM protected in a manner approved by Adobe in writing or in accordance with Section 4.4 ("Protection Mechanisms") below.

2.2 Font Program License Restrictions. OKI's rights and licenses relating to Font Program as defined in a MTLA, Licensed Product Addenda, Licensed System Addenda will terminate upon termination of the agreement between Adobe and the Trademark owner, if any, pertaining to such Font Program, at which time Adobe shall have the right to substitute a Font Program for an equivalent Typeface.

         2.2.1 PostScript 3 Minimum Font Program Requirements. OKI agree that all Licensed Systems containing PostScript 3 Software distributed hereunder shall include at a minimum the Font Programs described below.

               2.2.1.1 For a "Roman Version(s)" of a Licensed System, the Extended Roman Font Program Set identified EXHIBIT B ("Extended Roman Font Program Set") attached hereto.

               2.2.1.2 For a "Japanese Version(s)" of a Licensed System, the Extended Roman Font Program Set identified in Section 2.2.1.1 above, and any of the Font Programs for Japanese Typefaces identified in Exhibit B-1 Section 1 ("Font Programs for Japanese Typefaces") attached hereto, in the minimum configuration specified in a Licensed System Addendum.

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                  2.2.1.3 For a "Chinese Version(s)" of a Licensed System,
distributed for use in the People' s Republic of China, Taiwan or Hong Kong, the Extended Roman Font Program Set identified in Section 2.2.1.1 above, and the Font Programs for Chinese Typefaces identified in EXHIBIT B-1 Section 2 ("Font Programs for Chinese Typefaces") attached hereto, in the minimum configuration specified in a Licensed System Addendum.

                  2.2.1.4 For a "Korean Version(s)" of a Licensed System, distributed for use in Korea, the Extended Roman Font Program Set identified in
Section 2.2.1.1 above, and the Font Programs for Korean Typefaces identified in EXHIBIT B-1 Section 3 ("Font Programs for Korean Typefaces") attached hereto, in the minimum configuration specified in a Licensed System Addendum.

         2.2.2 Adobe-supplied Wingdings (R) Typeface Requirements. OKI shall reproduce, have reproduced and distribute a Font Program for the Wingdings(R) Typeface supplied by PSIP under MTLA, Licensed Product Addenda and/or Licensed System Addenda (the "Wingdings Font Program") only in the Adobe Compact Font Format ("CFF") or TrueType Format and either (i) embedded in ROM or on a hard disk that is bundled with a Licensed System or (ii) as part of any other Adobe provided host-based component of a Licensed System. In the event that the Wingdings Font Program is provided to OKI in CFF, OKI shall treat the fact as Adobe Support Information pursuant to Section 4.2 of EXHIBIT A ("Secure Procedures for Handling Adobe Support Information"), and OKI shall, not disclose such fact to its distributors, resellers or End Users, provided however that OKI may disclose or advertise that the Wingdings Font Program is in a compressed format, where applicable.

         2.2.3 Adobe-supplied Heisei Japanese Typeface Requirements. OKI shall include the following notice or Japanese translation of such notice if appropriate, in documentation and materials accompanying any product that refers to the Font Programs for Japanese Typefaces in Section 1(b) ("Heisei Japanese Typefaces") of EXHIBIT B-1 ("Non-Roman Font Programs"):

                  "The Heisei Fonts (list the applicable fonts by name) have been licensed for use from the Japan Standards Association Font Design Center. Unauthorized reproduction as a font is prohibited."

OKI is not a member of the Japan Standards Association Font Design Center so Adobe is required to notify the Font Design Center of this license to OKI prior to First Commercial Shipment of the Heisei Japanese Typefaces with a Licensed System. OKI consents to such notification.

2.3 Adobe Driver Software Restrictions. In connection with the delivery of any Adobe Driver Software, PSIP may supply OKI with development tools such as plug-in and localization kits to allow OKI and OEM Remarketer Customer to make limited modifications and/or localize the Adobe Driver Software. OKI agrees that it (a) shall use and shall have OEM Remarketer Customer use, such tools solely to localize or customize the Adobe Driver Software for use by End Users in conjunction with Licensed Systems, (b) shall not change the name of any Adobe Driver Software file or Adobe Driver Software icon without PSIP's prior written consent, (c) shall make only such modifications as are permitted by use of such tools in the normal and intended manner, and (d) shall ensure that the Adobe Driver Software, and any Derivative Works thereof, are licensed under a OKI End User Agreement containing the minimum terms described in ANNEX 1 to this Exhibit hereto. PSIP shall allow OKI, including but not limited to Okidata Americas, Inc. and Oki Europe Limited, to access worldwide web site of PSIP and obtain Adobe Driver Software. "Adobe Driver Software" means driver software and accompanying utility files and installation tools, all in object code form, which enable application programs to communicate with printers containing PostScript software from Adobe, including any enhancements, modifications or localizations provided by Adobe and any localizations or modifications made by OKI, through its use of the applicable Adobe Development Tools (subject to OKI's ownership of such modifications as set forth in Section 3.1 (" OKI Modifications") of this Attachment #1).

2.4 End User Documentation Restrictions. Subject to the modifications expressly allowed herein, OKI agrees to distribute the End User Documentation in its entirety as provided to OKI by PSIP with the applicable Host Software which includes or is modified from the Adobe Host Software. OKI shall be entitled to receive, from PSIP, the translated End User Documentation in other language than English if such translations are available. If such translations are not available, at OKI's option and expense, OKI may translate the End User Documentation into any other languages than English, to the extent that such translation of End User Documentation is necessary for OKI's distribution of Host Software which includes or is modified from the Adobe Host Software. OKI shall also be entitled to distribute such translated End User

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Documentation with Host Software regardless whether it is translated by OKI or
PSIP. In the event that OKI makes translation of the End User Documentation, all of the title and rights, including but not limited to, the copyright, to such translation as a derivative work shall be exclusive to OKI . OKI agrees that it will not modify or delete any copyright notices or other proprietary notices included in the End User Documentation as provided to OKI by PSIP. Except for the specific licenses granted in this MTLA, Licensed Product Addenda, Licensed System Addenda, OKI shall have the same rights and obligations hereunder with respect to End User Documentation as those for Host Software in object code form.

2.5 PPD File Restrictions. OKI agrees to bundle the corresponding PPD File with each copy of the Revised Object it distributes hereunder.

2.6 PostScript Language Specification Restrictions. OKI shall not make any PostScript Language Specification available for general distribution or resale through the retail trade, either through OKI or OKI's publisher. OKI agrees that no right is granted herein to reproduce Addison-Wesley's foreign language versions of the PostScript Language Specification. OKI's right to sublicense its Customers (excluding End Users) shall be solely to reproduce, in whole or in part, and distribute the PostScript Language Specification in accordance with the same terms and conditions imposed on OKI in this Section. Such Customers shall not have the right to modify the PostScript Language Specification received from OKI.

2.7 Limited Functional Scope of License. OKI is not permitted to grant an End User the right to use the Revised Object (a) on more than one CPU, (b) to control the output from output devices other than Authorized OKI Device, or (c) to generate output for more than one Authorized OKI Device at a time, without PSIP's prior written approval.

2.8 Changes to Adobe Software. In view of the desire of PSIP, OKI and Adobe to establish and maintain an industry standard PostScript interpreter, OKI shall not make, without the express written permission of PSIP, any changes or additions to, enhancements in, or deletions from, the Adobe Software, if such changes or enhancements would in any way change the PostScript language imaging model, syntax, semantics, or functionality of the PostScript language.

3. LICENSES GRANTED BY OKI.
3.1 OKI Modifications. For any modifications made by OKI to the Adobe Information which OKI supplies to PSIP and PSIP then supplies to Adobe in source code form and for any localizations created by OKI pursuant to the licenses under MTLA, Licensed Product Addendum and Licensed Systems Addendum, OKI shall be deemed to have granted to Adobe a perpetual, worldwide, royalty-free, fully paid-up license to use, modify, reproduce and distribute such source code, and any object code version thereof, and any localizations, and the right to sublicense all such licensed rights through multiple tiers of distribution without the obligation of OKI to indemnify Adobe from any liability whatsoever arising out of or in relation to the use, modification, reproduction, distribution, sale, license or other disposition of such modification supplied by OKI to Adobe through PSIP. Subject to any limitations or prohibitions in Adobe's contracts with its third party vendors, OKI shall own all modifications (including localizations) made by OKI pursuant to the licenses hereunder to the Adobe Software, Other Adobe Software and Host Software, provided that any such modifications or localizations shall be deemed to be Derivative Works based upon the underlying Adobe Information and shall be subject to all provisions of this MTLA, Attachment #1 or Licensed Product Addendum applicable to such underlying Adobe Information. Except as explicitly stated herein, OKI acknowledges that Adobe shall own any other modifications to the Adobe Information.

3.2 PPD File. OKI shall be responsible for creating and delivering to PSIP, which in turn shall be delivered to Adobe, the PPD File for each Licensed System in the version available at that time , and providing any updated version of a PPD File in a timely manner following the availability of any updated version except those updates solely involving modifications for localization. OKI shall own the PPD Files created by OKI provided, however, that OKI shall be deemed to have granted to Adobe a perpetual, worldwide, royalty-free, fully paid-up license, and the right to sublicense all such licensed rights through multiple tiers of distribution to use, reproduce, modify and distribute any PPD Files, and any updates thereto, which OKI creates for each Licensed System without the obligation of OKI to indemnify Adobe from any liability whatsoever arising out of or in relation to the use, modification, reproduction, distribution sale, license or other disposition of such PPD Files supplied by OKI to Adobe through PSIP.

4. PROTECTION OF PROPRIETARY INFORMATION.
4.1 Adobe Information and Adobe Support Information. Adobe and its suppliers are the sole and exclusive owners of all rights, title and interest, including all trademarks, copyrights, patents, trade names, trade secrets, and other intellectual property rights to the Adobe Information. Except for the rights expressly enumerated in MTLA, Licensed Product Addenda,

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Licensed System Addenda, OKI is not granted any rights to patents, copyrights, trade secrets, trade names, trademarks (whether or not registered), or any other rights, franchises or licenses with respect to the Adobe Information, and OKI agrees that it will not exceed the scope of the licenses granted under MTLA, Licensed Product Addenda, Licensed System Addenda. OKI agrees to protect the Adobe Support Information in accordance with EXHIBIT A ("Secure Procedures for Handling Adobe Support Information") the terms of which are hereby incorporated by reference in MTLA, Licensed Product Addenda, Licensed System Addenda. In addition, OKI specifically acknowledges and agrees that other than as expressly set forth in MTLA, Licensed Product Addenda, Licensed System Addenda, OKI shall not modify the Adobe Information, and shall in no instance attempt to modify Adobe Information provided solely in object code form. OKI agrees that it will not attempt to alter, disassemble, decrypt, reverse engineer or decompile the Adobe Information that is provided solely in object code form. A failure by OKI to protect Adobe Support Information in accordance with the provisions of
Section 4 ("Protection of Proprietary Information") herein shall constitute a material breach by OKI and OKI shall be liable to Adobe and PSIP for any damages or losses arising out of such non-compliance.

4.2 Adobe Trademarks In the event that OKI or OEM Remarketer Customer uses the Adobe Trademarks, any use of the Trademarks by OKI or OEM Remarketer Customer must be pursuant to terms substantially equivalent to those set forth in EXHIBIT C ("Use of Adobe Trademarks") and this Paragraph 4.2. The sublicense rights to OKI shall include the right to use the Trademarks on Licensed Systems and in OKI's advertising and printed materials for the Licensed Systems, including the right to sublicense those same rights to the OEM Remarketer Customers, for distribution in all countries (except India, Pakistan, Singapore and the People's Republic of China or in any other jurisdiction where trademark sublicensing is legally prohibited or not recognized) pursuant to teens substantially equivalent to those set forth in EXHIBIT C ("Use of Adobe Trademarks"). If necessary, Adobe will grant directly to OKI or OEM Remarketer Customers a nonexclusive, royalty-free license to use the Trademarks on Licensed Systems, and in advertising and printed materials for Licensed Systems, for distribution in India, Pakistan, Singapore and the People's Republic of China, or in any other jurisdiction where trademark sublicensing is legally prohibited or not recognized, under a written agreement between Adobe and OKI or OEM Remarketer Customer.

4.3 LZW Patent Notice. OKI shall include and shall require its OEM Remarketer Customer to include the following notice that the Licensed System includes an implementation of LZW licensed under U.S. Patent 4,558,302: "This product contains an implementation of LZW licensed under U.S. Patent 4,558,302." This notice must be displayed on OKI's or OEM Remarketer Customer's product packaging, End User Agreement, or Licensed System documentation in a location reasonably visible to the OKI and End Users. PSIP acknowledges that OKI's marking, or request to mark, the notice set forth in this Paragraph 4.3 is based on belief in good faith that PSIP is required by Adobe to impose on PSIP's licensee the obligation to mark the patent notice. Indemnification for the LZW patent is covered under Section 8 (Indemnification) of the MTLA.

4.4 Protection Mechanisms. OKI shall employ copy protection, serialization, encryption or any other protection, to the extent specified in and delivered under the applicable Licensed Product Addendum, to restrict or monitor unauthorized use of Adobe Software, Other Adobe Software and Font Programs licensed hereunder. ("Protected Software"). The protection mechanism for Font Programs for Japanese, Korean and Chinese Typefaces will normally be provided by PSIP or Adobe and may include encryption as well as Copy Protection. "Copy Protection" shall mean a mechanism that ensures that the applicable Licensed System will implement a unique read-only PostScript Language License ID parameter to which each font configuration will be keyed. If the protection mechanism is supplied by PSIP as delivered from Adobe or its supplier, OKI will use all reasonable means to ensure that such protection mechanism is not removed, subverted or disabled. In the event that it comes to Adobe's attention that any protection mechanism distributed by OKI hereunder has been violated and Adobe reasonably believes that there is unlicensed use of the Protected Software caused by such . violation, OKI will supply a new protection mechanism within thirty (30) days of notification by Adobe. If Adobe can demonstrate that such corrective action is unsuccessful in resolving the problem, OKI will take other action as required by Adobe, including stopping shipment of the Protected Software, until corrective measures are successfully implemented.

4.5 End User License. OKI will take all steps necessary to protect Adobe's proprietary rights in the Adobe Information and to ensure that each copy of the Revised Object; Font Programs and Host Software which includes or is modified from the Adobe Host Software distributed by OKI to an End User, whether directly or through OKI's usual distribution channels, will be accompanied by either a copy in English or a localized copy of OKI's or OEM Remarketer Customer's standard software

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license agreement applicable to such software (the "End User Agreement"). Such
End User Agreement will include terms and conditions substantially equivalent to those set forth in ANNEX 1 ("Minimum Terms of End User Agreements") to this Attachment #1 to this MTLA. The End User Agreement may be (a) a written agreement signed by the End User, or (b) a written agreement in the package containing the Revised Object, Font Programs and Host Software, or the user documentation for the Revised Object, Font Programs and Host Software, that is fully visible to the End User and that the End User accepts by opening the package. If PSIP in writing permits (based on Adobe's written permission to PSIP) OKI, either directly or through OEM Remarketer Customer, to distribute Host Software in electronic form, OKI shall ensure that upon the initial use of the Host Software, the End User is presented with a copy of the End User Agreement and is required to electronically accept the terms of the End User Agreement prior to accessing use of the functions of the Host Software. If OKI is supplied Adobe Information by PSIP for distribution to End Users which is accompanied by an Adobe-supplied End User license, OKI agrees to retain and to require its OEM Remarketer Customer to retain the End User license with the applicable Adobe Information distributed hereunder. If any such Adobe Information does not already include an End User license, OKI or OEM Remarketer Customer shall include its own End User Agreement that complies with the requirements set forth in this Section with any such distribution. OKI shall ensure that each component of Adobe Information that it or its OEM Remarketer Customer licenses to an End User as part of a compilation (for example, a CD-ROM software compilation) contains either an Adobe-Supplied End User License if applicable, or is protected under a OKI or OEM Remarketer Customer-Supplied End User Agreement accompanying the compilation in accordance with the terms of this Section. OKI shall ensure that such End User Agreement contains a provision stating that in case of conflict the terms of any individual End User license shall prevail over the terms of the End User Agreement.

4.6 Foreign Government Agreements. OKI will take all reasonable steps in making proposals and agreements with foreign governments other than the United States which involve the Revised Object, Font Programs, Host Software and related documentation to ensure that Adobe's proprietary rights in such Revised Object, Font Programs, Host Software and related documentation receive the maximum protection available from such foreign government for commercial computer software and related documentation developed at private expense.

4.7 Patent Protection.

         4.7.1 Adobe Patents. As used herein, "Adobe Patent Right" means any right arising under any United States or foreign patent now owned by, or later issued or assigned to Adobe, applicable to the Adobe Information. PSIP warrants that Adobe covenants that, to the extent that OKI, and Customers exercise the rights expressly granted to OKI under this MTLA, Licensed Product Addenda, Licensed System Addenda, , or which OKI is authorized to grant to Customers herein, Adobe will not (a) assert any Adobe Patent Right against OKI, (b) assert any Adobe Patent Right against Customers, or (c) require any additional fee or royalty from OKI or Customers based upon any Adobe Patent Right. Except to the extent of such covenant not to assert any Adobe Patent Right, nothing contained herein shall be construed as conferring, by implication, estoppel, or otherwise, any license or right with respect to any Adobe Patent Right.

         4.7.2 OKI Patents. As used herein, "OKI Patent Right" means any patent right arising under any United States or foreign patent issued or assigned to OKI and having a filing date after the inventor had access to the Adobe Support Information in which (a) an inventor is (i) an employee of OKI who has had access to the Adobe Support Information or (ii) an independent contractor who has had access to the Adobe Support Information and has assigned patent rights in the claimed invention to OKI and (b) the techniques, algorithms or processes contained in the Adobe Support Information, or adaptations of such techniques, algorithms or processes are an essential element of the patented invention. Should any disputes arise as to whether any patent falls within the above definition of OKI Patent Right, then OKI and Adobe agree to submit to mutually acceptable alternative dispute resolution. OKI Patent Right shall not include any patent applications filed three (3) years after termination or expiration of this Agreement. OKI covenants that it will not (a) assert any OKI Patent Right against Adobe or against its sublicensees or customers for products containing Adobe Support Information of a similar nature to that distributed by OKI, or (b) require any fee or royalty from Adobe or such sublicensees or customers for the sale of such products based upon OKI Patent Rights so long as Adobe or any of its licensee, sublicensee and customers does not assert their respective patent rights relating to the Adobe Support Information against OKI. Except to the extent expressed above, nothing contained herein shall be construed as conferring, by implication, estoppel, or otherwise any license or right with respect to any OKI Patent Right.

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4.8 Survival. OKI's obligation to protect Adobe's proprietary rights as set forth in this Section 4 ("Protection of Proprietary Information") shall survive any termination of this MTLA.

BOTH PARTIES HERETO ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, ATTACHMENT A AND EXHIBITS THERETO, UNDERSTAND IT, AND AGREE TO BE BOUND BY THE TERMS AND CONDITIONS CONTAINED HEREIN.

PEERLESS SYSTEMS IMAGING                   OKI DATA CORPORATION
PRODUCTS, INC.

By:      /s/ Gordon Hanson                 By:      /s/ Masahiro Kawai
   ----------------------------------      -------------------------------------
Name: Gordon Hanson                        Name: Masahiro Kawai
Title: Vice President & General Manager    Title: President & C.E.O.
Date: June 28, 2000                        Date: June 28, 2000

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                                     ANNEX 1

                      MINIMUM TERMS OF END USER AGREEMENTS

         This package may contain the following materials provided by Adobe Systems Incorporated ("Adobe") and its suppliers to Licensor: software included as part of the printing system, including PostScript(C) software and other Adobe software ("Printing Software"), the digitally-encoded machine-readable outline data encoded in the special format and in the encrypted form ("Font Programs"), other software which runs on a computer system for use in conjunction with the Printing Software ("Host Software"), and related explanatory written materials ("Documentation"). The term "Software" shall be used to describe Printing Software, Font Programs and/or Host Software and also include any upgrades, modified versions, additions, and copies of the Software.

         The Software is being licensed to Licensee under the terms of this Agreement. If Licensee declines to accept such terms, it is free to return the Software for a full refund of the license fee paid by Licensee for the Software, if any, provided Licensee does so before accepting the Software (in the manner provided by Licensor).

         Licensor grants to Licensee a non-exclusive sublicense to use the Software and Documentation, provided that Licensee agrees to the following:

         1. PRINTING SOFTWARE. Licensee may use the Printing Software (in object code form only) and accompanying Font Programs (i) on a single output device where the device contains an embedded controller; OR (ii) for Printing Software which resides on a host computer, on up to the number of central processing units ("CPUs") authorized in a Licensed System Addendum for imaging to the licensed output device(s), solely for Licensee's own internal business purposes.

         2. ROMAN FONT PROGRAMS. In addition to the license for Font Programs set forth in SECTION 1 ("Printing Software") above, Licensee may use Roman Font Programs and Adobe Type Manager to reproduce weights, styles, and versions of letters, numerals, characters and symbols ("Typefaces") on up to five (5) computers for use with the Printing Software. Licensee may take a copy of a Roman Font Program Licensee has used for a particular file to a commercial printer or other service bureau, and such service bureau may use the Roman Font Program to process the file, provided such service bureau has informed Licensee that it has purchased or been granted a license to use that particular Roman Font Program.

         3. HOST SOFTWARE. Licensee may install the Host Software in a single location oil a hard disk or other storage device on one computer or such greater number of computers authorized in a Licensed System Addendum ("Permitted Number of Computers"), and, provided that the Host Software is configured for network use, install and use the Host Software on a single file server for use on a single local area network for either (but not both) of the following purposes:
(i) permanent installation onto a hard disk or other storage device on up to the Permitted Number of Computers; or (ii) use of the Host Software over such network, provided the number of different computers on which the Host Software is used does not exceed the Permitted Number of Computers. Licensee may make one backup copy of the Host Software, provided Licensee's backup copy is not installed or used on any computer. The primary user of each computer on which the Host Software is installed or used may also install the Host Software on one home or portable computer. However, the Host Software may not be used on the secondary computer by another person at the same time the Host Software on the primary computer is being used. Notwithstanding the above restrictions, Licensee may install the Adobe Driver Software on any number of computers solely for use with one or more printing systems running the Printing Software.

         4. Licensee may assign its rights under this Agreement to an assignee of Licensee's right and interest to such Software and Documentation ("Assignee") provided Licensee transfers to Assignee all copies of such Software and Documentation Assignee agrees to be bound by all of the terms and conditions of this Agreement.

         5. The Software and Documentation are owned by Licensor and its suppliers, and its structure, organization and code are the valuable trade secrets of Licensor and its suppliers. The Software and Documentation are also protected by United States Copyright Law and International Treaty provisions. Licensee must treat the Software and Documentation just as Licensee would any other copyrighted material, such as a book. Licensee may not copy the Software or Documentation, except as set forth herein. Any copies of the Software that Licensee is permitted to make pursuant to this Agreement must

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contain the same copyright and other proprietary notices that appear on or in the Software. Licensee agrees not to modify, adapt or translate the Software and Documentation.

         6. Licensee agrees that it will not attempt to alter, disassemble, decrypt, reverse engineer or decompile the Software, provided however, that to the extent local law grants Licensee the right to decompile the Software in order to obtain information necessary to render the Software interoperable with other software, Licensee shall first request prior written approval from Licensor who with the concurrence of the supplier of the Software may impose such reasonable conditions, including, but not limited to, a reasonable fee, on such use to ensure that owners' proprietary rights in the Software are protected.

         7. Title to and ownership of the Software and Documentation and any reproductions thereof shall remain with Licensor and its suppliers.

         8. Trademarks shall be used in accordance with accepted trademark practice, including identification of the trademark owner's name. Trademarks can only be used to identify printed output produced by the Software. Such use of any trademark does not give Licensee any rights of ownership in that trademark. The Trademarks are the property of the trademark owners identified by Licensor.

         9. Except as stated above, this Agreement does not grant Licensee any intellectual property rights in the Software.

         10. If this package contains, or, in connection with the acquisition of Host Software contained in this package Licensee receives, two or more operating environment versions of the Host Software (e.g., Macintosh(R) and Windows(R)), two or more language translation versions of the Host Software, the same Host Software on two or more media (e.g., diskettes and a CD-ROM), and/or Licensee otherwise receives two or snore copies of the Host Software, Licensee's use of such versions shall not exceed the aggregate uses permitted herein for a single version of the Host Software.

         11. Licensee may not rent, lease, sublicense, lend or transfer versions or copies of the Software Licensee does not use, or Software contained on any unused media, except as part of the permanent transfer of all Software and Documentation as described above. If Licensee acquires a Software upgrade, Licensee no longer has a license to use the previous version and all copies thereof, including copies installed on computers, must be destroyed.

         12. NEITHER LICENSOR NOR ANY OF ITS REPRESENTATIVES MAKES OR PASSES ON TO LICENSEE OR ANY THIRD PARTY ANY WARRANTY OR REPRESENTATION ON BEHALF OF LICENSOR'S THIRD PARTY SUPPLIERS, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT.

         13. IN NO EVENT WILL LICENSOR OR ITS SUPPLIERS BE LIABLE TO LICENSEE FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES, INCLUDING ANY LOST PROFITS OR LOST SAVINGS, EVEN IF LICENSOR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY THIRD PARTY. Some states or jurisdictions do not allow the exclusion or limitation of incidental, consequential or special damages, so the above limitations may not apply to Licensee.

         14. This Agreement will be governed by the laws in force in the State of California excluding the application of its conflicts of law rules. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods, the application of which is expressly excluded. If any part of this Agreement is found void and unenforceable, it will not affect the validity of the balance of the Agreement, which shall remain valid and enforceable according to its terms. Licensee agrees that the Software will not be shipped, transferred or exported into any country or used in any manner prohibited by the United States Export Administration Act or any other export laws, restrictions or regulations and Licensee agrees that it will not export or re-export the Software or products produced therefrom in any form without the appropriate United States and foreign governmental licenses. This Agreement shall automatically terminate upon failure by Licensee to comply with its terms.

         15. NOTICE TO GOVERNMENT END USERS: The Software is a "commercial item," as that term is defined at 48 C.F.R. 2.101, consisting of "commercial computer software" and "commercial computer software

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documentation," as such terms are used in 48 C.F.R. 12.212. Consistent with 48
C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4, all U.S. Government
End Users acquire the Software with only those rights set forth herein.

         16. Licensee is hereby notified that Adobe Systems Incorporated, a Delaware corporation located at 345 Park Avenue, San Jose, CA 95110-2704 ("Adobe") is a third-party beneficiary to this Agreement to the extent that this Agreement contains provisions which relate to Licensee's use of the Software, Font Programs, Typefaces and the trademarks licensed hereby. Such provisions are made expressly for the benefit of Adobe and are enforceable by Adobe in addition to Licensor.

                  Adobe and PostScript are registered trademarks of Adobe Systems Incorporated. Macintosh is a registered trademark of Apple Computer, Inc. Windows is a registered trademark of Microsoft Corporation.

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                           EXHIBIT A TO ATTACHMENT #1

            SECURE PROCEDURES FOR HANDLING ADOBE SUPPORT INFORMATION

1. DEFINITIONS. For the purposes of this Exhibit, the following definitions shall apply.

1.1 "Adobe Support Information Recipient" means OKI in those instances of OKI's receipt, use and license of the Adobe Support Information.

2. AUTHORIZED EMPLOYEES AND CONTRACTORS. OKI agrees that it will not disclose all or any portion of the Adobe Support Information to third parties, with the exception of authorized employees ("Authorized Employees") and authorized contractors ("Authorized Contractors") (subject to OKI having obtained authorization for use of such contractors in accordance with Section 3 ("Prior Approval of Contractors") below) who (i) require access thereto for a purpose authorized by this Agreement, (ii) have signed an employee or contractor agreement in which such employee or contractor agrees to protect third party confidential information and (iii) have received a notice of confidentiality prior to access to Adobe Support Information, and again upon any termination of such access, that contains at a minimum provisions substantially in accordance with the following:

                  "Recipient has previously signed an agreement with Adobe Support Information Recipient pursuant to which Recipient has agreed to maintain the confidentiality of confidential information of Adobe Support Information Recipient and its suppliers (the `Confidential Information') and to use the Confidential Information solely for Adobe Support Information Recipient's benefit. The purpose of this notice is to apprise Recipient that Recipient will be receiving certain proprietary information of Adobe, including internal source code, interface specifications and related documentation for the PostScript software and related Adobe information, all of which is of a confidential nature and which contains valuable trade secrets; know-how, and proprietary information of Adobe (the `Adobe Support Information') and which constitutes Confidential Information under Recipient's agreement with Adobe Support Information Recipient.

                  This is to inform Recipient that the Adobe Support Information cannot be used for any purpose except for the specific purposes which Adobe Support Information Recipient or Adobe authorize in writing and that Recipient is not authorized to disclose the Adobe Support Information to any person at any time except to employees of Adobe and to those Authorized Employees and Authorized Contractors which Adobe Support Information Recipient informs Recipient are authorized to receive such Adobe Support Information.

                  All materials including, without limitation, programs, recorded information, documents, drawings, models, apparatus, sketches, designs, and lists furnished to Recipient by Adobe Support Information Recipient or Adobe which are designated in writing to be the property of Adobe remain the property of Adobe and must be returned to Adobe promptly at its request, together with any copies or modifications thereof."

OKI agrees that any breach by any Authorized Employees and Authorized Contractors of their obligations under such confidentiality agreements shall also constitute a breach by OKI hereunder.

3. PRIOR APPROVAL OF CONTRACTORS. Notwithstanding the provisions in this Exhibit permitting Authorized Contractors to have access to Adobe Support Information, OKI may not permit a contractor to come into contact with Adobe Support Information, or engage in the development of Licensed Systems under MTLA or Licensed Products Addendum unless OKI has first obtained such authorization in writing from Adobe through PSIP. Adobe, in its sole discretion, may withhold such approval in the event that a contractor (or contractor's employer) to whom OKI intends to disclose Adobe Support Information is engaged in Clone Product development, either for its own benefit or for the benefit of a third party, or if Adobe believes that the contractor may be engaged in similar product development, and OKI cannot assure Adobe to its satisfaction that contractor, while engaged in supporting such development activities, will be able to refrain from commingling or sharing any portion of the Adobe Support Information with any such Clone Product development.

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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         4. ADOBE SUPPORT INFORMATION.
4.1 OKI shall ensure that all Adobe Support Information received from PSIP, and copies made thereof, will be properly marked or otherwise appropriately identified as Adobe Support Information before being made available to Authorized Employees and Authorized Contractors hereunder.

4.2 OKI shall ensure that the same degree of care is used to prevent the unauthorized use, dissemination, or publication of the Adobe Support Information as OKI uses to protect its own confidential information of a like nature, but in no event shall the safeguards for protecting such Adobe Support Information be less than a reasonably prudent business would exercise under similar circumstances. OKI shall take prompt and appropriate action to prevent unauthorized use or disclosure of Adobe Support Information.

4.3 OKI shall instruct Authorized Employees and Authorized Contractors not to copy Adobe Support Information for their own purpose, and not to disclose Adobe Support Information to anyone not authorized to receive it.

5. TRADE SECRETS. Adobe Support Information in object code, source code and hard copy printout form, including the techniques, algorithms, and processes contained in the Adobe Support Information which have been developed, acquired, or licensed by Adobe, or any modification or extraction thereof, constitute trade secrets of Adobe and/or its suppliers, and will be used by OKI only in accordance with the terms of this MTLA, Licensed Products Addendum and Licensed Systems Addendum. In addition to the specific measures required hereunder, OKI will take all measures reasonably required to protect the proprietary rights of Adobe and its suppliers in the Adobe Support Information. If any Adobe Support Information in OKI's possession is lost or stolen, OKI (and PSIP) shall take all reasonable measures to recover such items. OKI agrees that it will not attempt to reverse engineer any portion of the Adobe Support Information that is provided to OKI solely in object code form.

6. NO COMMINGLING OF TECHNOLOGY. The terms of this Section do not preclude OKI from developing a Clone Product; however, if OKI engages in such Clone Product development during the term of this Agreement, it shall ensure that there is no use of the Adobe Information in the design and development of Clone Products. In furtherance of such requirement, OKI shall ensure there is no sharing with such Clone Product development any of the following: (i) design documents or schematics supplied by Adobe; (ii) Adobe Support Information or other information based upon or derived from the Adobe Support Information; (iii) any facilities for development which stores Adobe Support Information (including, but not limited to, computer systems and network storage devices); or (iv) personnel with access to any of (i)-(iii) above. OKI shall ensure that all Authorized Employees and Authorized Contractors who have had previous access to Adobe Support Information will be precluded for a period of twelve (12) months after their latest access to such Adobe Support Information from being employed in any Clone Product development (either internally or externally) by or for OKI. "Employment in any Clone Product development" shall be defined as having direct access to, or producing any specifications, documentation, or source code for, components of a Clone Product. OKI shall further ensure that each such employee or contractor shall, concurrent with the commencement of work on such Clone Product development within OKI, sign a written affirmation to OKI which states that each such employee or contractor (a) has neither retained nor had access for a minimum period of twelve (12) months to any Adobe Support Information, and (b) will not utilize, or facilitate use of, any Adobe Support Information in such Clone Product development. This prohibition relating to Clone Product development shall apply equally to raster-output devices, to display or screen output devices, or to any other peripheral devices. Notwithstanding the foregoing, any Authorized Employee or Authorized Contractor who has only received access to (i) documentation (but not including the Adobe Certification Test Suite(s) or any source code documentation) or (ii) object code (but no source code) contained in the Adobe Support Information shall be exempted from such requirement.

7. CERTIFICATION. At Adobe's request to be made through PSIP OKI will provide Adobe through PSIP with written certification by an authorized representative of OKI of OKI's compliance with its obligations under Paragraph 2 and Paragraph 6 above and Section 14.4 ("Adobe Marketing Limitations") of the MTLA.

8. PROPRIETARY RIGHTS AUDIT. During the term of the Agreement and for a period of eighteen (18) months thereafter, an independent auditor selected by Adobe shall have access to such portion of OKI's records and premises to allow Adobe to determine whether OKI is substantially in compliance with this Exhibit and
Section 4.1 of the Attachment #1. In no event shall audits be made hereunder more frequently than once per year. Such access shall be (a) during OKI's regular business hours, (b) arranged so that, to the extent possible, OKI's regular business activities are minimally disrupted and (c)

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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under the terms of an appropriate confidentiality agreement executed by the individual(s) conducting such audit. If Adobe determines, after conducting such audit, that OKI is not substantially in compliance with its obligations to protect Adobe's proprietary rights, OKI shall pay the costs of such audit. Otherwise, Adobe shall pay the costs of such audit. Such payment will not preclude Adobe from exercising any right that it may have under the Agreement. OKI shall immediately correct any deficiencies discovered in the course of the audit.

                                       ///

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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           EXHIBIT B TO ATTACHMENT #1 EXTENDED ROMAN FONT PROGRAM SET

         Adobe will provide the graphic characters specified in ISO 8859-1:
1987, Latin alphabet No. 1 and ISO 8859-2: 1987, Latin alphabet No. 2, and symbol characters, as applicable, for the following Roman Font Programs:

 Identifying Trademark                   Typeface                        Trademark Owner
 ---------------------                   --------                        ---------------
  1.    Albertus                                                         Monotype Corporation
  2.    Albertus                         Italic                          Monotype Corporation
  3.    Albertus                         Light                           Monotype Corporation
  4.    AntiqueOlive                     Roman                           M. Olive
  5.    AntiqueOlive                     Italic                          M. Olive
  6.    AntiqueOlive                     Bold                            M. Olive
  7.    AntiqueOlive                     Compact                         M. Olive
  8.    Apple Chancery                                                   Apple Computer, Inc.
  9.    ITC AvantGarde Gothic            Book                            International Typeface Corporation
 10.    ITC AvantGarde Gothic            Book Oblique                    International Typeface Corporation
 11.    ITC AvantGarde Gothic            Demi                            International Typeface Corporation
 12.    ITC AvantGarde Gothic            Demi Oblique                    International Typeface Corporation
 13.    Bodoni                                                           (Public Domain)
 14.    Bodoni                           Italic                          (Public Domain)
 15.    Bodoni                           Bold                            (Public Domain)
 16.    Bodoni                           Bold Italic                     (Public Domain)
 17.    Bodoni                           Poster                          (Public Domain)
 18.    Bodoni                           Poster Compressed               (Public Domain)
 19.    ITC Bookman                      Light                           International Typeface Corporation
 20.    ITC Bookman                      Light Italic                    International Typeface Corporation
 21.    ITC Bookman                      Demi                            International Typeface Corporation
 22.    ITC Bookman                      Demi Italic                     International Typeface Corporation
 23.    Carta                                                            Adobe Systems Incorporated
 24.    Chicago                                                          Apple Computer, Inc.
 25.    Clarendon                                                        Linotype-Hell AG and/or its subsidiaries
 26.    Clarendon                        Light                           Linotype-Hell AG and/or its subsidiaries
 27.    Clarendon                        Bold                            Linotype-Hell AG and/or its subsidiaries
 28.    CooperBlack                                                      (Public Domain)
 29.    CooperBlack                      Italic                          (Public Domain)
 30.    Copperplate Gothic               32BC                            (Public Domain)
 31.    Copperplate Gothic               33BC                            (Public Domain)
 32.    Coronet                                                          Ludlow Type Foundry
 33.    Courier                                                          (Public Domain)
 34.    Courier                          Oblique                         (Public Domain)
 35.    Courier                          Bold                            (Public Domain)
 36.    Courier                          Bold Oblique                    (Public Domain)
 37.    GillSans                                                         Monotype Corporation
 38.    GillSans                         Italic                          Monotype Corporation
 39.    GillSans                         Bold                            Monotype Corporation
 40.    GillSans                         Bold Italic                     Monotype Corporation
 41.    GillSans                         Condensed                       Monotype Corporation
 42.    GillSans                         Condensed Bold                  Monotype Corporation
 43.    GillSans                         Light                           Monotype Corporation
 44.    GillSans                         Light Italic                    Monotype Corporation
 45.    GillSans                         Extra Bold                      Monotype Corporation
 46.    Eurostile                                                        Nebiolo

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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

47.     Eurostile                        Bold                            Nebiolo
48.     Eurostile                        Extended Two                    Nebiolo
49.     Eurostile                        Bold Extended Two               Nebiolo
50.     Geneva                                                           Apple Computer, Inc.
51.     Goudy                            Oldstyle                        (Public Domain)
52.     Goudy                            Oldstyle Italic                 (Public Domain)
53.     Goudy                            Bold                            (Public Domain)
54.     Goudy                            Bold Italic                     (Public Domain)
55.     Goudy                            Extra Bold                      (Public Domain)
56.     Helvetica                                                        Linotype-Hell AG and/or its subsidiaries
57.     Helvetica                        Oblique                         Linotype-Hell AG and/or its subsidiaries
58.     Helvetica                        Bold                            Linotype-Hell AG and/or its subsidiaries
59.     Helvetica                        Bold Oblique                    Linotype-Hell AG and/or its subsidiaries
60.     Helvetica                        Condensed                       Linotype-Hell AG and/or its subsidiaries
61.     Helvetica                        Condensed Oblique               Linotype-Hell AG and/or its subsidiaries
62.     Helvetica                        Condensed Bold                  Linotype-Hell AG and/or its subsidiaries
63.     Helvetica                        Condensed Bold Oblique          Linotype-Hell AG and/or its subsidiaries
64.     Helvetica                        Narrow                          Linotype-Hell AG and/or its subsidiaries
65.     Helvetica                        Narrow Oblique                  Linotype-Hell AG and/or its subsidiaries
66.     Helvetica                        Narrow Bold                     Linotype-Hell AG and/or its subsidiaries
67.     Helvetica                        Narrow Bold Oblique             Linotype-Hell AG and/or its subsidiaries
68.     Hoefler Text                                                     Apple Computer, Inc.
69.     Hoefler Text                     Italic                          Apple Computer, Inc.
70.     Hoefler Text                     Black                           Apple Computer, Inc.
71.     Hoefler Text                     Black Italic                    Apple Computer, Inc.
72.     Hoefler Text                     Ornaments                       Apple Computer, Inc.
73.     Joanna                                                           Monotype Corporation
74.     Joanna                           Italic                          Monotype Corporation
75.     Joanna                           Bold                            Monotype Corporation
76.     Joanna                           Bold Italic                     Monotype Corporation
77.     LetterGothic                                                     (Public Domain)
78.     LetterGothic                     Slanted                         (Public Domain)
79.     LetterGothic                     Bold                            (Public Domain)
80.     LetterGothic                     Bold Slanted                    (Public Domain)
81.     ITC Lubalin Graph                Book                            International Typeface Corporation
82.     ITC Lubalin Graph                Book Oblique                    International Typeface Corporation
83.     ITC Lubalin Graph                Demi                            International Typeface Corporation
84.     ITC Lubalin Graph                Demi Oblique                    International Typeface Corporation
85.     Marigold                                                         AlphaOmega Typography,
86.     Monaco                                                           Apple Computer, Inc.
87.     ITC Mona Lisa                    Recut                           International Typeface Corporation
88.     New Century Schoolbook           Roman                           Linotype-Hell AG and/or its subsidiaries
89.     New Century Schoolbook           Italic                          Linotype-Hell AG and/or its subsidiaries
90.     New Century Schoolbook           Bold                            Linotype-Hell -AG and/or its subsidiaries
91.     New Century Schoolbook           Bold Italic                     Linotype-Hell AG and/or its subsidiaries
92.     New York                                                         Apple Computer, Inc. .
93.     Optima                                                           Linotype-Hell AG and/or its subsidiaries
94.     Optima                           Italic                          Linotype-Hell AG and/or its subsidiaries
95.     Optima                           Bold                            Linotype-Hell AG and/or its subsidiaries
96.     Optima                           Bold Italic                     Linotype-Hell AG and/or its subsidiaries
97.     Oxford                                                           AlphaOmega Typography
98.     Palatino                         Roman                           Linotype-Hell AG and/or its subsidiaries

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                                  Page 35 of 41

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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

  99. Palatino                          Italic                          Linotype-Hell AG and/or its subsidiaries
 100. Palatino                          Bold                            Linotype-Hell AG and/or its subsidiaries
 101. Palatino                          Bold Italic                     Linotype-Hell AG and/or its subsidiaries
 102. Stempel Garamond                  Roman                           Linotype-Hell AG and/or its subsidiaries
 103. Stempel Garamond                  Italic                          Linotype-Hell AG and/or its subsidiaries
 104. Stempel Garamond                  Bold                            Linotype-Hell AG and/or its subsidiaries
 105. Stempel Garamond                  Bold Italic                     Linotype-Hell AG and/or its subsidiaries
 106. Symbol                                                            (Public Domain)
 107. Tekton                                                            Adobe Systems Incorporated
 108. Times                             Roman                           Linotype-Hell AG and/or its subsidiaries
 109. Times                             Italic                          Linotype-Hell AG and/or its subsidiaries
 110. Times                             Bold                            Linotype-Hell AG and/or its subsidiaries
 111. Times                             Bold Italic                     Linotype-Hell AG and/or its subsidiaries
 112. Univers                                                           Linotype-Hell AG and/or its subsidiaries
 113. Univers                           Oblique                         Linotype-Hell AG and/or its subsidiaries
 114. Univers                           Bold                            Linotype-Hell AG and/or its subsidiaries
 115. Univers                           Bold Oblique                    Linotype-Hell AG and/or its subsidiaries
 116. Univers                           Light                           Linotype-Hell AG and/or its subsidiaries
 117. Univers                           Light Oblique                   Linotype-Hell AG and/or its subsidiaries
 118. UniversCondensed                                                  Linotype-Hell AG and/or its subsidiaries
 119. UniversCondensed                  Oblique                         Linotype-Hell AG and/or its subsidiaries
 120. UniversCondensed                  Bold                            Linotype-Hell AG and/or its subsidiaries
 121. UniversCondensed                  Bold Oblique                    Linotype-Hell AG and/or its subsidiaries
 122. UniversExtended                                                   Linotype-Hell AG and/or its subsidiaries
 123. UniversExtended                   Oblique                         Linotype-Hell AG and/or its subsidiaries
 124. UniversExtended                   Bold                            Linotype-Hell AG and/or its subsidiaries
 125. UniversExtended                   Bold Oblique                    Linotype-Hell AG and/or its subsidiaries
 126. Wingdings*                                                        Microsoft Corporation
 127. ITC ZapfChancery                  Medium Italic                   International Typeface Corporation
 128. ITC ZapfDingbats                                                  International Typeface Corporation
 129. Arial                                                             Monotype Corporation
 130. Arial                             Italic                          Monotype Corporation
 131. Arial                             , Bold                          Monotype Corporation
 132. Arial                             Bold Italic                     Monotype Corporation
 133. Times New Roman                                                   Monotype Corporation
 134. Times New Roman                   Italic                          Monotype Corporation
 135. Times New Roman                   Bold                            Monotype Corporation
 136. Times New Roman                   Bold Italic                     Monotype Corporation

*OKI agrees that it will reproduce, have reproduced and distribute a Font Program for the Wingdings(R) Typeface supplied by Adobe hereunder (the "Wingdings Font Program") only in the Adobe Compact Font Format ("CFF") or TrueType Format and either (i) embedded in ROM or on a hard disk that is bundled with a Licensed System or (ii) as part of any other Adobe provided host-based component of a Licensed System. In the event that the Wingdings Font Program is provided to OKI in CFF, OKI shall treat the fact as Adobe Support Information pursuant to Section 4 ("Adobe Support Information") of EXHIBIT A ("Secure Procedures for Handling Adobe Support Information")). OKI shall, not disclose such fact to its distributors, resellers or End Users, provided however that OKI may disclose or advertise that the Wingdings Font Program is in a compressed format, where applicable.

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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                          EXHIBIT B-1 TO ATTACHMENT #1

                             Non-Roman Font Programs

1. FONT PROGRAMS FOR JAPANESE TYPEFACES. The following Font Programs shall be made available on Licensed Systems when specified in a Licensed System Addendum. OKI shall not be required to distribute any of Japanese Version in specific geography.

         (a) Morisawa Japanese Typefaces: Adobe will provide the Adobe Standard Japanese Character Set which includes JIS, Shift-JIS, and EUC encodings of the JIS X 0208-1983 and JIS X 0208-1990 Level 1 and Level 2 characters plus other characters and encodings as defined in Adobe's Technical Note #5078 (Adobe-Japan l-2 Character Collection for CID-Keyed Fonts), dated December 4, 1994, for the Font Programs for Japanese Typefaces in CID-keyed font format listed below. Generic characters listed therein are not typeface specific. Special character set or encodings are not provided.

 Identifying Trademark                Character Collection               Trademark Owner
 ---------------------                --------------------               ---------------
 1. Ryumin Light KL                     Adobe-Japanl-2                   Morisawa & Company, Ltd.
 2. Gothic Medium BBB                   Adobe-Japanl-2                   Morisawa & Company, Ltd.
 3. FutoGoB101-Bold                     Adobe-Japan l-2                  Morisawa & Company, Ltd.
 4. FutoMinA101-Bold                    Adobe-Japanl-2                   Morisawa & Company, Ltd.
 5. Jun 101-Light                       Adobe-Japanl-2                   Morisawa & Company, Ltd.
 6. GothicMB101-Bold                    Adobe-Japanl-2                   Morisawa & Company, Ltd.
 7. GothicMCl01-heavy                   Adobe-Japan l-2                  Morisawa & Company, Ltd.
 8. GothicMB 101-Ultra                  Adobe-Japanl-2                   Morisawa & Company, Ltd.
 9. Jun34-Medium                        Adobe-Japanl-2                   Morisawa & Company, Ltd.
10. Jun501-Bold                         Adobe-Japan l-2                  Morisawa & Company, Ltd.
11. KyokalCA-Light                      Adobe-Japanl-2                   Morisawa & Company, Ltd.
12. KyokalCA-regular                    Adobe-Japanl-2                   Morisawa & Company, Ltd.
13. KyokalCA-Medium                     Adobe-Japan 1-2                  Morisawa & Company, Ltd.
14. MidashiGo-MB31                      Adobe-Japanl-2                   Morisawa & Company, Ltd.
15. MidashiMin-MA31                     Adobe-Japanl-2                   Morisawa & Company, Ltd.
16. Ryumin-Bold                         Adobe-Japanl-2                   Morisawa & Company, Ltd.
17. Ryumin-Medium                       Adobe-Japanl-2                   Morisawa & Company, Ltd.
18. Ryumin-regular                      Adobe-Japanl-2                   Morisawa & Company, Ltd.
19. Ryumin-heavy                        Adobe-Japan l-2                  Morisawa & Company, Ltd.
20. Ryumin-Ultra                        Adobe-Japanl-2                   Morisawa & Company, Ltd.
21. ShinGo-Bold                         Adobe-Japanl-2                   Morisawa & Company, Ltd.
22. ShinGo-Light                        Adobe-Japan l-2                  Morisawa & Company, Ltd.
23. ShinGo-Medium                       Adobe-Japanl-2                   Morisawa & Company, Ltd.
24. ShinGo-regular                      Adobe-Japan 1-2                  Morisawa & Company, Ltd.
25. ShinGo-Ultra                        Adobe-Japanl-2                   Morisawa & Company, Ltd.
26. ShinseiKaisho-CBSKI                 Adobe-Japan l-2                  Morisawa & Company, Ltd.
Base 2 Morisawa Fonts are the first two fonts on this list.
Base 5 Morisawa Fonts are the first five fonts on this list.

         (b) Heisei Japanese Typefaces: Adobe will provide the Adobe Standard Japanese Character Set which includes JIS, Shift-JIS, and EUC encodings of the JIS X 0208-1983 and JIS X 0208-1990 Level I and Level 2 characters plus other characters and encodings as defined in Adobe's Technical Note #5078 (Adobe-Japan 1-2 Character Collection for CID-Keyed Fonts), dated December 4, 1994, for the Font Programs for Japanese Typefaces in CID-keyed font format listed below. Generic characters listed therein are not typeface specific. Special character set or encodings are not provided.

 Identifying Trademark                Character Collection               Trademark Owner
 ---------------------                --------------------               ---------------
1. HeiseiMin-W3                         Adobe-Japan 1-2                  Japan Standards Association Font Design Center
2. HeiseiKakuGo-W5                      Adobe-Japan l-2                  Japan Standards Association Font Design Center

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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
 3. HeiseiMin-W5                        Adobe-Japanl-1                   Japan Standards Association Font Design Center
 4. HeiseiMin-W7                        Adobe-Japanl-1                   Japan Standards Association Font Design Center
 5. HeiseiMin-W9                        Adobe-Japan l-1                  Japan Standards Association Font Design Center
 6. HeiseiMaruGo-W4                     Adobe-Japan l-1                  Japan Standards Association Font Design Center
 7. HeiseiKakuGo-W3                     Adobe-Japanl-1                   Japan Standards Association Font Design Center
 8. HeiseiKakuGo-W7                     Adobe-Japanl-1                   Japan Standards Association Font Design Center
 9. HeiseiKakuGo-W9                     Adobe-Japan l-1                  Japan Standards Association Font Design Center
10. HeiseiMin-W31-1                     Adobe-Japan2-0                   Japan Standards Association Font Design Center

Base 2 Heisei Fonts are the first two fonts on this list.

OKI shall include the following notice in documentation and materials accompanying any product that refers to the Font Programs for Japanese Typefaces in Section 1(b) ("Heisei Japanese Typefaces") above:

                  "The Heisei Fonts (list the applicable fonts by name) have been licensed for use from the Japan Standards Association Font Design Center. Unauthorized reproduction as a font is prohibited"

OKI is not a member of the Japan Standards Association Font Design Center so Adobe is required to notify the Font Design Center of a grant of a license to OKI prior to distribution of the Heisei Japanese Typefaces with a Licensed System. OKI consents to such notification, and shall notify Adobe in writing of its intention to distribute Heisei Fonts as part of a Licensed System in advance of First Commercial Shipment of such Licensed System.

2. FONT PROGRAMS FOR CHINESE TYPEFACES. The following font programs shall be made available on licensed systems when specified in a Licensed System Addendum. OKI shall not be required to distribute a Chinese Version in any specific geography.

         (a) Simplified Chinese Typefaces: Adobe will provide the Adobe Standard Simplified Chinese Character Set as defined in Technical Note #5079 (Adobe-GB 1-0 Character Collection for CID-Keyed Fonts), dated February 6, 1996, for the Simplified Chinese Typefaces in CID-keyed font format listed below. Generic characters listed therein are not typeface specific. Special character set or encodings are not provided.

 Identifying Trademark                Character Collection               Trademark Owner
 ---------------------                --------------------               ---------------
1. STSong-Light                         Adobe-GB1-I                      SinoType Technology Co., Ltd.
2. STFangsong-Light                     Adobe-GBI-I                      SinoType Technology Co., Ltd.
3. STHeiti-Regular                      Adobe-GBI-I                      SinoType Technology Co., Ltd.
4. STKaiti-Regular                      Adobe-GBI-1                      SinoType Technology Co., Ltd.

Distributed inclusively as a set.

         (b) Traditional Chinese Typefaces: Adobe will provide the Adobe Standard Simplified Chinese Character Set as defined in Technical Note #5080 (Adobe-CNSl-0 Character Collection for CID-Keyed Fonts), dated June 15, 1995, for the Traditional Chinese Typefaces in CID-keyed font format listed below. Generic characters listed therein are not typeface specific. Special character set or encodings are not provided.

 Identifying Trademark                Character Collection               Trademark Owner
 ---------------------                --------------------               ---------------
1. MSung-Light                          Adobe-CNSl-0                     Monotype Corporation
2. MSung-Medium                         Adobe-CNS1-0                     Monotype Corporation
3. MHei-Medium                          Adobe-CNS 1-0                    Monotype Corporation
4. MKai-Medium                          Adobe-CNS1-0                     Monotype Corporation

Distributed inclusively as a set.

3. FONT PROGRAMS FOR KOREAN TYPEFACES. The following Font Programs shall be made available on Licensed Systems when specified in a Licensed System Addendum. OKI shall not be required to distribute a Korean Version in any specific localities.

(a) HanYang Korean Typefaces: Adobe will provide the Adobe Standard Korean Character Set as defined in Technical Note #5093 (Adobe-Koreal-0 Character Collection for CID-Keyed Fonts), dated June 15, 1995, for the Korean Typefaces in

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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CID-keyed font format listed below. Generic characters listed therein are not typeface specific. Special character set or encodings are not provided.

 Identifying Trademark                Character Collection               Trademark Owner
 ---------------------                --------------------               ---------------
1. HYSMyungJo-Medium                    Adobe-Korea 1-1                  HanYang Systems, Inc.
2. HYGoThic-Medium                      Adobe-Korea 1-1                  HanYang Systems, Inc.
3. HYGungSeo-Bold                       Adobe-Korea 1-1                  HanYang Systems, Inc.
4. HYRGoThic-Medium                     Adobe-Korea 1-1                  HanYang Systems, Inc.
5. HYKakHeadLine-Medium                 Adobe-Korea 1-1 *                HanYang Systems, Inc.
6. HYKakHeadLine-Bold                   Adobe-Korea 1-1*                 HanYang Systems, Inc.

 (* indicates Hangul subset only)
 Distributed inclusively as a set.

         (b) SoftMagic Korean Typefaces: Adobe will provide the Adobe Standard Korean Character Set as defined in Technical Note #5093 (Adobe-Koreal-0 Character Collection for CID-Keyed Fonts), dated June 15, 1995, for the Korean Typefaces in CID-keyed font format listed below. Generic characters listed therein are not typeface specific. Special character set or encodings are not provided.

 Identifying Trademark                Character Collection               Trademark Owner
 ---------------------                --------------------               ---------------
1. SMGothicTM-Light                     Adobe-Korea 1-1                  SoftMagic, Inc.
2. SMGothicTM-Medium                    Adobe-Korea 1-1                  SoftMagic, Inc.
3. SMGothicTM-DemiBold                  Adobe-Korea 1-1                  SoftMagic, Inc.
4. SMGothicTM-Bold                      Adobe-Korea 1-1                  SoftMagic, Inc.
5. SMMyungjoTM- Light                   Adobe-Korea 1-1                  SoftMagic, Inc.
6. SMMyungjoTM-Medium                   Adobe-Korea 1-1                  SoftMagic, Inc.
7. SMMyungjoTM-DemiBold                 Adobe-Korea 1-1                  SoftMagic, Inc.
8. SMMyungjoTM-Bold                     Adobe-Korea 1-1                  SoftMagic, Inc.

Distributed inclusively as a set.
///End

* Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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                           EXHIBIT C TO ATTACHMENT #1

                             USE OF ADOBE TRADEMARKS

1. DEFINITIONS. For the purposes of this Exhibit, the following definitions shall apply.

1.1 "Trademark Licensee" means (i) OKI in those instances of OKI's use and license of the Trademarks, and (ii) OEM Remarketer Customer in those instances of OEM Remarketer Customer's use and license of the Trademark.

2. OWNERSHIP OF TRADEMARKS. Trademark Licensee acknowledges the ownership of the Adobe Trademarks in Adobe and the ownership of the Typeface Trademarks in the entities identified as "Trademark Owner" in EXHIBIT B To ATTACHMENT #1 ("Extended Roman Font Program Set") or in a Licensed Product Addendum hereto. Adobe and such Typeface Trademark owners are referred to as the "Trademark Owners". Trademark Licensee agrees that it will do nothing inconsistent with such ownership and that all use of the Trademarks by Trademark Licensee shall inure to the benefit of and is on behalf of Adobe. Trademark Licensee acknowledges that Trademarks are valid under applicable law and that Trademark Licensee's utilization of the Trademarks will not create any right, title or interest in or to such Trademarks. Trademark Licensee acknowledges Trademark Owners' exclusive right to use of the Trademarks and agrees not to do anything contesting or impairing the trademark rights of the Trademark Owners. Any use of the Trademarks must identify the applicable "Trademark Owner" as the owner of such Trademarks. Trademark Licensee agrees that it will notify or require notification of sublicensees who receive Font Programs that (a) Typeface Trademarks can only be used to identify printed output produced by the Font Programs, and (b) the Typeface Trademarks are the property of the Trademark Owners. Trademark Licensee will maintain a high quality standard in producing copies of Font Programs and Typefaces. At the request of Adobe, Trademark Licensee must supply samples of any Typeface identified by a Typeface Trademark.

3. QUALITY STANDARDS. Adobe hereby appoints Trademark Licensee as its representative for the limited purpose of controlling the quality of the Revised Object, Font Programs, Host Software and Licensed Systems and any other products or services it supplies or is supplied by Trademark Licensee in connection with the use of the Trademarks. OKI shall identify its current Trademark Licensee upon request by Adobe. Trademark Licensee agrees that (a) the nature and quality of Licensed Systems and any other products or services it supplies or is supplied by Trademark Licensee or its Remarketer Customers supply in connection with use of the Trademarks shall conform to the standards embodied in Adobe Certification Test Suite, and (b) it will cooperate with Adobe in facilitating Adobe's monitoring and control of the nature and quality of such products and services.[A sentence is moved to Section 5.]. Adobe may conduct an inspection of such products and services at facilities of its choosing including at Trademark Licensee's facilities to determine conformance with such standards. Trademark Licensee shall at Adobe's request assist Adobe in conducting such inspection and testing including, but not limited to, providing Adobe with applicable hardware. If, at any time, Adobe determines that Trademark Licensee has not met the Adobe quality standards embodied in Adobe Certification Test Suite, Adobe shall so advise Trademark Licensee and, upon Trademark Licensee's receipt of such notice by any means, the party who has failed to meet the standards shall have sixty
(60) days to improve the quality to the standard previously approved by Adobe, or to cease the use of all Trademarks. Trademark Licensee shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the use of the Trademarks and to the distribution and advertising of the Revised Object, Font Programs, Host Software and Licensed Systems. In addition, Trademark Licensee shall provide reasonable and timely assistance to Adobe to comply with the same.

4. INFRINGEMENT PROCEEDINGS. Trademark Licensee agrees to notify, through PSIP, Adobe of any unauthorized or improper use of the Trademarks by other parties (including Affiliates or sublicensees) promptly as it comes to Trademark Licensee's attention. Adobe shall have the sole right and discretion to bring infringement or unfair competition proceedings involving the Trademarks; provided, however, that Trademark Licensee shall provide reasonable assistance solely upon Adobe's request to investigate and/or prosecute trademark violations on behalf of Adobe.

5. TRADEMARK LICENSEE'S USE OF TRADEMARKS. In the event that Trademark Licensee uses Adobe Trademark, Trademark Licensee agrees that it will (a) prominently and permanently include the Adobe Trademarks, including the Adobe PostScript logo, on all copies of the Revised Object, including the splash screen and on any Trademark Licensee product distributed to End Users which contains the Revised Object, (b) use best efforts to use the Adobe Trademarks, including the Adobe PostScript logo, in any advertising or printed materials concerning the Revised Object, including point-of-sale and

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OKI/PSIP Master Technology License Agreement                        CONFIDENTIAL
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channel materials, (c) prominently include the Adobe PostScript Logo on OKI's corporate web site on each screen/page where Licensed Systems or the features thereof are displayed or described, and/or (d) use best efforts to use all applicable Trademarks on all copies, advertisements, brochures, manuals, packaging and other appropriate uses made in the promotion, sale or use of the Revised Object, Font Programs, Host Software and PostScript Language Specification. Said use shall be in compliance with the provisions set out in this Exhibit C. Trademark Licensee shall make specific reference to the Adobe Trademarks applicable to the software components included in the Revised Object in any advertisement concerning the Licensed Systems which also contains specific names of other software products. All such uses shall be in accordance with [Adobe's then-current trademark manual]. Trademark Licensee shall not translate the Trademarks nor render or adapt a foreign language equivalent of the Trademarks. OKI shall supply Adobe through PSIP, upon request by Adobe to be made through PSIP with specimens of its or its OEM Remarketer Customers use of the Trademarks, including supplying samples of reprinted documentation, translations, product packaging and promotional materials that use the Trademarks in conjunction with Trademark Licensee's marketing of Licensed Systems.

6. TRADEMARK REGISTRATIONS. Trademark Licensee, at Adobe's request to be made through PSIP, shall (a) promptly provide Adobe through PSIP with any specimens,
(b) execute all applications for trademark registrations, assignments, cancellations or other applicable documents, and (c) perform any other act reasonably necessary for any Trademark Owner to secure or maintain any and all trademark rights in any country in which Trademark Licensee is marketing the Revised Object, Font Programs, and Host Software in association with a trademark. Trademark Licensee's responsibilities shall include complying with the formalities of local law, including, but not limited to, executing any application for registration as a registered user, executing additional license agreements suitable for recording with the appropriate authorities or providing proof of use of the trademarks in any other applicable documents.

7. NO UNITARY OR COMPOSITE MARKS. Trademark Licensee agrees not to use any other trademark or service mark in close proximity to any of the Adobe Trademarks or combine the marks so as to effectively create a unitary composite mark (e.g., which may potentially give the public a misimpression of the relationship between Trademark Licensee, its licensees and Adobe) without the prior written approval of Adobe.

///End

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